Exhibit 10.5

ASSET Purchase Agreement

by and among

PREVACUS, INC.;

Michael Lewandowski;

Jacob VanLandingham, Ph.D.;

and

Odyssey Group International, INC.

January 8, 2021

TABLE OF CONTENTS

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Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made this ____ day of January, 2021 by and among Odyssey Group International, Inc., a Nevada corporation (“Purchaser”); Prevacus, Inc., a Delaware corporation (the “Company”); Michael Lewandowski, an adult individual (“Mr. Lewandowski”); and Jacob VanLandingham, Ph.D., an adult individual (“Dr. VanLandingham”, and each of Mr. Lewandowski and Dr. VanLandingham, an “Additional Party”, and collectively, the “Additional Parties”). Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in Exhibit A hereto.

BACKGROUND

WHEREAS, the Company is engaged in the development of treatments for mild traumatic brain injuries and brain related diseases (the “Business”);

WHEREAS, the Company and Purchaser previously entered into that certain Master Agreement for a Joint Venture and Intellectual Property Purchase Agreement, dated as of June 26, 2019 (the “Master Agreement for a Joint Venture”), whereby Purchaser purchased and the Company sold fifty percent of certain of the Company’s assets in exchange for, inter alia, (i) 2,000,000 shares of Purchaser Common Stock, and (ii) the execution by the Company and Purchaser of that certain Share Exchange Agreement, dated as of June 26, 2019 (the “Share Exchange Agreement”);

WHEREAS, the Company desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume, substantially all of the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein;

WHEREAS, the Additional Parties desire to cause the consummation of the Contemplated Transactions and to perform the obligations of the Additional Parties in accordance with the terms hereof and acknowledge that the consummation of the Contemplated Transactions will benefit the Additional Parties, directly and/or indirectly, as the case may be; and

WHEREAS, to induce Purchaser to enter into this Agreement and consummate the purchase of substantially all of the assets, and certain specified liabilities, of the Business, and the other Contemplated Transactions, each of the Additional Parties agrees to be bound by this Agreement, including the Restrictive Covenants applicable to such Persons contained herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Article 1
SALE OF ASSETS

Section 1.1.         Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell, assign, transfer, deliver and convey good and marketable title to Purchaser, and Purchaser shall purchase from the Company, free and clear of any Encumbrances, all of the Company’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the PRV-002 Program, the Delivery Device or the Business (collectively, the “Purchased Assets”), including, without limitation, the following (in each case to the extent related to, or derived from, the Business):

1.1.1.       all accounts receivable held by the Company, and any security, claim, remedy or other right related to any of the foregoing (“Acquired Accounts Receivable”);

1.1.2.       all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories owned by the Company and used exclusively in the Business or held for sale exclusively to customers of the Business, including spare parts, containers, packaging and packaging supplies (“Inventory”);

1.1.3.       all Contracts, including Intellectual Property Licenses and Contracts related to, PRV-002 and the Delivery Device, set forth on Schedule 1.1.3 (the “Assigned Contracts”);

1.1.4.       all Intellectual Property Assets for PRV-002 and the Delivery Device listed on Schedule 1.1.4.

1.1.5.       all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property (the “Tangible Personal Property”);

1.1.6.       all Licenses and Permits, including Environmental Permits, which are held by the Company and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including those listed on Schedule 1.1.6 (any such Licenses and Permits, including Environmental Permits, issued by any Governmental Authority, the “Transferred Governmental Authorizations”);

1.1.7.       all rights to any Claims of any nature available to or being pursued by the Company to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

1.1.8.       all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of Taxes);

1.1.9.       all of the Company’s rights under warranties, indemnities and all similar rights against Third Parties to the extent related to any Purchased Assets;

1.1.10.       all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities;

1.1.11.       the Regulatory Information; provided, however, that the Company may retain copies of the Regulatory Information (i) to the extent necessary to demonstrate compliance with Applicable Law or pursuant to internal compliance or document retention procedures in the ordinary course of business consistent in all material respects with past practice or (ii) to the extent related to any Excluded Assets or Excluded Liabilities;

1.1.12.       subject to Section 6.19 and Section 6.20 (and other than the items set forth in Section 1.2.3), the following current and historical records and files (whether in hard copy format, electronic format or otherwise) primarily relating to the products of the Company, the Purchased Assets, or the Assumed Liabilities, including but not limited to, the PRV-002 Program and the Delivery Device, and in the possession of the Company or any of its Affiliates (but excluding records or files not reasonably separable from documents or databases that do not relate exclusively to the Purchased Assets) and solely to the extent relating to the Business (including, if applicable, supporting Transferred Governmental Authorizations in the United States): (i) development, quality control, quality assurance, regulatory, and pharmacovigilance records, and (ii) other business records and information relating exclusively to the Purchased Assets (the foregoing records and documents, in each case to the extent not already in the possession or control of Purchaser, being referred to herein collectively as the “Product Books and Records”); provided, however, that the Company may retain copies of the Product Books and Records (x) to the extent necessary to demonstrate compliance with Applicable Law or pursuant to internal compliance or document retention procedures in the ordinary course of business consistent in all material respects with past practice or (y) to the extent related to any Excluded Assets or Excluded Liabilities; and

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1.1.13.       all goodwill and the going concern value of the Business.

Section 1.2.         Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

1.2.1.       Cash and Cash Equivalents;

1.2.2.       Contracts that are not Assigned Contracts (the “Excluded Contracts”);

1.2.3.       (i) the corporate books and records of the Company and its Affiliates that are not Product Books and Records, (ii) all personnel records, (iii) any attorney work product, attorney-client communications and other items protected by attorney-client or similar privilege, (iv) Tax Returns, Tax information, and Tax records related to the Company or its Affiliates for any Tax period ending prior to the Closing date (provided that Purchaser shall be provided with copies of such Tax Returns and other Tax books and records), and (v) any documents (other than any non-disclosure or confidentiality agreements that constitute Material Contracts) that were received from third parties in connection with their proposed acquisition of the Purchased Assets or that were prepared by the Company or any of its Affiliates in connection therewith;

1.2.4.       all Employee Plans of the Company;

1.2.5.       the assets, properties and rights specifically set forth on Schedule 1.2.5; and

1.2.6.       the rights which accrue or will accrue to the Company under the Transaction Documents.

1.2.7.       the rights which accrue or will accrue to the Company through its involvement in PreSolMD, LLC, the Intellectual Property of PreSolMD, LLC, or any equity derived therefrom.

Section 1.3.         Assumed Liabilities. Subject to the terms and conditions set forth herein, Purchaser shall assume and agree to pay, perform and discharge only the following Liabilities of the Company (collectively, the “Assumed Liabilities”), and no other Liabilities:

1.3.1.       liabilities and obligations relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee solely arising after the Closing and relating to facts and circumstances that occurred after the Closing; and

1.3.2.       all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by the Company on or prior to the Closing.

These liabilities shall be set forth on Schedule 1.3.

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Section 1.4.         Excluded Liabilities. Notwithstanding the provisions of Section 1.3 or any other provision in this Agreement to the contrary, Purchaser shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of the Company or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). The Company shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

1.4.1.       any Liabilities of the Company arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, Transaction Fees and expenses of counsel, accountants, consultants, advisers and others;

1.4.2.       any Liability for (i) Taxes of the Company (or any equity holder or Affiliate of the Company); (ii) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities that arise in or is allocable to any Tax period or portion thereof ending on or prior to the Closing Date (including the amount of any Taxes computed for any Interim Period pursuant to Section 6.11); (iii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of the Company pursuant to Section 6.12; or (iv) other Taxes of the Company (or any equity holder or Affiliate of the Company) of any kind or description, including any Liability for Taxes of the Company (or any equity holder or Affiliate of the Company) that becomes a Liability of Purchaser under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Applicable Law;

1.4.3.       any Liabilities relating to or arising out of the Excluded Assets or Excluded Liabilities;

1.4.4.       any Liabilities in respect of any pending or threatened Claim arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Claim relates to such operation on or prior to the Closing Date;

1.4.5.       any product Liability or similar claim for injury to a Person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by the Company, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by the Company;

1.4.6.       any recall, design defect or similar claims of any products manufactured or sold or any service performed by the Company;

1.4.7.       any Liabilities of the Company arising under or in connection with any Employee Plan with respect to any present or former employee of the Company, including without limitation any Excluded Employee Liabilities;

1.4.8.       any Liabilities of the Company for any present or former employees, agents or independent contractors of the Company, including, without limitation, any Liabilities associated with any claims for wages or other benefits, workers’ compensation, severance, retention, termination or other payments, except for those Liabilities set forth in Section 1.3.1;

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1.4.9.       any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of the Company;

1.4.10.       any Indebtedness of the Company, including, trade and other accounts payable of the Company;

1.4.11. any Liabilities from any liens against the Company or any Acquired Asset, including, but not limited to, Tax liens in favor of the United States (the “Tax Liens”), and liens in favor of American Express Company (the “Amex Lien”), Institute for Commercialization of Florida Technology, Inc., Creditors Adjustment Bureau, or any Affiliates thereof;

1.4.12.       any Liabilities to indemnify, reimburse or advance amounts to any officer, director, employee or agent of the Company (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 8.3 as the Company Indemnified Parties;

1.4.13.       any Liabilities under the Excluded Contracts or any other Contracts (i) which are not validly and effectively assigned to Purchaser pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by the Company of such Contracts prior to Closing;

1.4.14       any Liabilities which arise out of or relate to the matters listed on Schedule 4.9;

1.4.15       any Liabilities of, Claims by, or Claims against (i) PreSolMD, LLC, (ii) any Subsidiary, or (iii) or any other Person in which the Company or any of the Additional Parties has an interest.

1.4.16.       any Liabilities arising in connection with (i) the due authorization and approval of the Contemplated Transactions by the Company, (ii) the governance of the Company, (iii) any distributions of Excluded Assets or proceeds from the Contemplated Transactions to the Company Stockholders, or (iv) any other Claims of Company Stockholders;

1.4.17.       any Liabilities associated with debt, loans or credit facilities of the Company and/or the Business owing to financial institutions; and any Liabilities arising out of, in respect of or in connection with the failure by the Company or any of its Affiliates to comply with any Applicable Law or Governmental Order; and

1.4.18.       any Liabilities not explicitly enumerated in Section 1.3 and detailed by the Company in the Schedules accompanying Section 1.3.

Section 1.5.         Method of Conveyance.

1.5.1.       The sale, assignment, transfer, delivery and conveyance by the Company to Purchaser in accordance with this Article 1 shall be effected by the Company’s delivery of the items specified in Section 3.2 in accordance therewith, at the Closing.

1.5.2.       To the extent that the assignment by the Company to Purchaser pursuant to the terms hereof of any Purchased Asset is not permitted without the consent of another Person or Persons or would otherwise constitute a breach or other contravention under any Contract or Law to which the Company is a party or by which it is bound, or in any way adversely affects rights of the Company or, upon transfer, Purchaser with respect to such Purchased Asset, this Agreement and the Assignment and Assumption Agreement shall not be deemed to constitute an assignment of any such Purchased Asset if such consent is not obtained, and such asset (a “Contingent Asset”) shall only become a Purchased Asset if and when such consent is obtained. The Company shall use its commercially reasonable efforts to obtain any consents or waivers required to assign to Purchaser any Contingent Asset, without any conditions to such transfer (including the making of any payments) or changes or modifications of terms thereunder. If any such consent is not obtained prior to Closing, the Company and Purchaser will cooperate in the negotiation of a mutually agreeable arrangement pursuant to which it is intended that Purchaser would obtain all of the benefits and assume all of the obligations and Liabilities thereunder to the fullest extent legally possible as determined by Purchaser in its sole discretion.

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Article 2
CONSIDERATION

Section 2.1.         Consideration. As consideration for the sale and transfer of the Purchased Assets and Assumed Liabilities, and the Restrictive Covenants, Purchaser shall pay and deliver, or cause to be paid and delivered on Purchaser’s behalf:

2.1.1.       to the Company an amount equal to (i) 7,000,000 shares of Purchaser Common Stock (the “Closing Share Consideration”); plus (ii) the Milestone Consideration (as set forth in Section 2.4), if any; and

2.1.2.       to the Escrow Agent deposit certificates representing the Escrow Purchaser Shares, to be held in the Escrow Account pursuant to the Escrow Agreement.

Section 2.2.         Delivery of Closing Share Consideration and Escrow Purchaser Shares. At Closing, Purchaser will (i) issue the Closing Share Consideration to the Company, and (ii) issue the Escrow Purchaser Shares in the name of the Company to be held by the Escrow Agent in the Escrow Account pursuant to the Escrow Agreement.

Section 2.3.         Escrow Agreement. At the Closing, Purchaser, the Company and the Escrow Agent will enter into an Escrow Agreement a form mutually agreed to by the parties (the “Escrow Agreement”) pursuant to which, among other things, Purchaser will deposit an amount of deposit certificates representing the Escrow Purchaser Shares to be held in an escrow account (the “Escrow Account”), with such Escrow Account to be used to compensate the Purchaser Indemnified Parties for any Damages incurred or sustained by them for which they are entitled to recovery pursuant to Article 8 hereof.

Section 2.4.         Milestone Consideration.

2.4.1.       Subject to the satisfaction of the conditions precedent set forth in this Section 2.4 (each, a “Milestone Event”) and adjustment pursuant to Section 8.7, Purchaser or an Affiliate of Purchaser shall deliver to the Company shares of Purchaser Common Stock (each, a “Milestone Payment” and together, the “Milestone Payments”), in such amounts and at such times as is set forth in this Section 2.4, subject at all times to any offset thereto in accordance with Section 8.5.3. All Milestone Payments shall only be paid once, upon the initial achievement of the particular Milestone Event. The Purchaser, at its sole and absolute discretion shall determine if a Milestone Event has occurred. Purchaser shall notify the Company within ten (10) Business Days from when a Milestone Event has occurred. Within ten (10) Business Days from the Company’s receipt of such notice from Purchaser, Purchaser shall deliver the following Milestone Payments to the Company:

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(a)       2,000,000 shares of Purchaser Common Stock when the United States Patents for PRV-002 are revived in the name of Purchaser as set forth on Exhibit B by the U.S. Patent and Trademark Office and any international patents that have lapsed as set forth on Exhibit C as revived in the name of the Purchaser by the respective country’s patent offices; provided, however, that the Company and each Additional Party shall cooperate with Purchaser in all Patent prosecutions related thereto, including revivals and reissuances of such Patents; The value of 2,000,000 shares of Purchaser Common Stock when the United States Patents for PRV-002 are revived in the name of Purchaser shall not exceed Six Million Dollars ($6,000,000) based on the ask price on the date the payment is due.

(b)       1,000,000 shares of Purchaser Common Stock upon successful first dosing in a Phase I Clinical Trial for PRV-002 for which Purchaser or one of its Affiliates is the sponsor, as determined by Purchaser in its sole and reasonable discretion;

(c)       2,000,000 shares of Purchaser Common Stock upon the grant and issuance to Purchaser of Patent for the drug-device combination for PRV-002 and the Delivery Device from the U.S. Patent and Trademark Office; The value of 2,000,000 shares of Purchaser Common Stock when the Patents for PRV-002 are revived in the name of Purchaser shall not exceed Ten Million Dollars ($10,000,000) based on the ask price on the date the payment is due.

(d)       1,000,000 shares of Purchaser Common Stock upon Purchaser’s receipt of net proceeds to Purchaser of at least $1,000,000 in a Non-Dilutive Financing; The Non-Dilutive Financing must relate directly to the development of PRV-002 and the Delivery Device. This milestone will expire (i) one (1) year after the Closing Date or (ii) for any grant Non-Dilutive Financing submitted prior to the one year anniversary of the Closing Date the milestone will stay effective until the second year anniversary of the Closing Date. After two (2) years after the closing of the transaction, Purchaser will have no further liability under this subsection;

(e)       2,000,000 shares of Purchaser Common Stock if Purchaser sells PRV-002, after a Phase Ib Clinical Trial for which Purchaser or one of its Affiliates, is the sponsor is complete, but prior to completion of a Phase II Clinical Trial (as determined by Purchaser in its sole and reasonable discretion), to a Third Party resulting in net proceeds to Purchaser of at least $50,000,000; The value of 2,000,000 shares of Purchaser Common Stock when sold, and so long as the sale is for more than $50,000,000 dollars, shall not exceed Twenty Five Million Dollars ($25,000,000) based on the ask price on the date the payment is due; and

(f)       4,000,000 shares of Purchaser Common Stock upon, as determined by Purchaser in its sole and reasonable discretion, the successful completion of a Phase II Clinical Trial for PRV-002 that leads to (i) Purchaser’s sale of PRV-002 to a Third Party resulting in net proceeds to Purchaser of at least $50,000,000, or (ii) the administration of the first dose of to a human being in a Phase III Clinical Trial for PRV-002 for which Purchaser or one of its Affiliates or licensees is the sponsor.

(g)        2,000,000 shares of Purchaser Common Stock after the first dosing in a human as part of a Phase 2 clinical trial and the successful completion of a Phase 1B human clinical trial, as determined by Purchaser in its sole discretion.

2.4.2.       Once Purchaser (or its Affiliates) has made any particular Milestone Payment under this Section 2.4, Purchaser shall not be obligated to make any payment under this Section 2.4 with respect to the re-occurrence of the same or similar Milestone Event, whether or not such re-occurrence is with respect to a different or the same product. Notwithstanding anything in this Agreement to the contrary, a Change of Control or sale of a Purchased Asset by Purchaser shall not constitute a Milestone Event nor trigger any Milestone Payment unless expressly specified in Section 2.4.1.

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2.4.3       Notwithstanding anything to the contrary contained in this Agreement or any Transaction Document, Purchaser shall not make any Milestone Payment for so long as Purchaser determines, in its sole and absolute discretion, that any facts or circumstances exist that could form that basis of a Claim under Article 8, or any such Claim remains outstanding.

2.4.4       Notwithstanding anything to the contrary contained in this Agreement or any Transaction Document, the above-mentioned Milestone Payments will terminate and cease to exist, and Purchaser will no longer be liable thereunder, if said Milestone is not completed within Four (4) year after the Closing Date.

Section 2.5.         Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Purchaser or its agent, as applicable, shall be entitled to deduct and withhold from any amounts required to be paid pursuant to this Agreement such amounts as Purchaser or its agent, as applicable, are required to deduct and withhold with respect to the making of such payments under the Code or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by Purchaser or its agent, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Purchaser or its agent, as applicable, shall timely disburse such deducted or withheld amounts to the applicable Tax authority.

Section 2.6.         Provisions Related to the Issuance of Purchaser Common Stock.

2.6.1.       The applicable amount of the Purchaser Common Stock to be issued in connection with this Agreement to the Company may be either (i) registered securities pursuant to the Securities Act, or (ii) issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) thereof and/or Regulation D promulgated under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other laws or pursuant to an exemption therefrom (with the certificates issued by Purchaser with respect to such Purchaser Common Stock legended to the effect described above and shall include such additional legends as necessary to comply with applicable U.S. federal securities laws and Blue-Sky laws).

2.6.2.       The Company shall use commercially reasonable efforts to provide such information, take such further actions and execute such documents as Purchaser may determine to be necessary to ensure that the Purchaser Common Stock to be issued in connection with this Agreement are issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) thereof and/or Regulation D promulgated under the Securities Act, including requiring that the Company make the representations to Purchaser set forth in Section 4.35 hereof as of the date(s) of issuance of the Purchaser Common Stock to be issued in connection with this Agreement.

2.6.3.       Purchaser shall deliver any Purchaser Common Shares it is obligated to deliver upon the occurrence of a Milestone Event in book-entry form with Purchaser’s transfer agent.

2.6.4.       Nothing contained in this Agreement shall constitute an agreement, nor shall the Purchaser be otherwise required, to remain a reporting company under the Exchange Act or maintain any public market or listing of its securities.

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Section 2.7.         Setoff Rights. Purchaser may setoff any amount to which it may be entitled under this Agreement or any other agreement, document, instrument or certificate executed in connection with the consummation of the transactions contemplated by this Agreement against amounts otherwise due to the Company or the Additional Parties under this Agreement or any other agreement, document, instrument or certificate executed in connection with the consummation of the transactions contemplated by this Agreement, including. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Purchaser in any way in the enforcement of any other remedies that may be available to it.

Section 2.8.         Allocation. Not later than 90 days following the Closing Date, Purchaser shall prepare or cause to be prepared and shall provide to the company a statement (the “Allocation Statement”) allocating the Consideration for the Purchased Assets (including all Assumed Liabilities and any other amounts to the extent they are required to be treated as consideration for federal income Tax purposes), as adjusted pursuant to this Agreement, among such Purchased Assets and the restrictive covenants set forth in Section 6.9. Thereafter, Purchaser shall prepare or caused to be prepared and shall provide to the Company from time to time revised copies of the Allocation Statement (the “Revised Statements”) so as to report any matters on any Allocation Statement that require revision as a result of the Consideration adjustment provisions of Article 8, with an explanation of the basis for such allocation. The Allocation Statement and any Revised Statements shall be prepared in accordance with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder. The Parties shall not take any position inconsistent with the Allocation Statement or any Revised Statement in any Tax Return or in any administrative or judicial proceeding relating to Taxes, unless otherwise required pursuant to a final determination (as defined in Section 1313 of the Code).

Section 2.9.         Leak-Out TermsSection 2.10.. No Shareholder receiving shares under this Agreement shall sell on any one (1) trading day more than five percent (5%) of the average trading volume of the Company’s Common Stock. These selling restrictions shall apply in addition to the restrictive selling provisions under Rule 144 as either an insider or an affiliate of the Purchaser. In the event that a Shareholder transfers its shares of capital stock in the Company to a third party outside of the trading into the market pursuant to the limitations set forth in this Section 2.9, such transferee shall hold such shares subject to the above percentage restrictions and shall agree to same in a writing the consideration of which shall be acknowledged and on which the Purchaser’s Transfer Agent may rely to enforce such leak-out.

Section 2.10.     Adjustments to Milestone Compensation. The number of shares issuable as Milestone Compensation under this Agreement shall be proportionately adjusted if the Purchaser shall declare a dividend of capital stock on its capital stock, conduct a “reverse” stock split, or subdivide its outstanding capital stock into a larger number of shares by reclassification, stock split or otherwise, which adjustment shall be made effective immediately after the record date in the case of a dividend, and after the effective date in the case of a subdivision or consolidation. The number of shares issuable upon satisfying a condition precedent of any particular Milestone Compensation provision shall be proportionately adjusted in the amount of securities for which the shares have been changed or exchanged in another transaction for other stock or securities, cash and/or any other property pursuant to a merger, consolidation or other combination. The Purchaser shall provide the Company with notice of any events mandating an adjustment to the conversion ratio, or for any planned merger, consolidation, share exchange or sale of the Purchaser, signed by the President and Chief Executive Officer of Purchaser.

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Article 3
CLOSING; CLOSING DELIVERIES

Section 3.1.         Closing. Subject to the terms and conditions of this Agreement, the closing of the Contemplated Transactions (the “Closing”) will take place at a mutually agreeable location, or by such other means, including but not limited to the delivery of the relevant documents by means of facsimile, email, mail or courier as Purchaser the Company may mutually agree, at 12:01 AM, New York, New York Time on the first Business that is at least five (5) Business Days following the satisfaction of the conditions set forth in Article 7, other than (i) those conditions which are waived in accordance with the terms of this Agreement by the party or parties for whose benefit such conditions exist, and (ii) any such conditions, which by their terms, are not capable of being satisfied until the Closing (the day on which the Closing takes place being referred to herein as the “Closing Date”).

Section 3.2.         Deliveries by the Company. At or prior to the Closing, the Company shall deliver the following to Purchaser:

3.2.1.       a bill of sale in a form mutually agreed to by the parties (the “Bill of Sale”) and duly executed by the Company, transferring the tangible personal property included in the Purchased Assets to Purchaser;

3.2.2.       an assignment and assumption agreement in a form mutually agreed to by the parties (the “Assignment and Assumption Agreement”) and duly executed by the Company, effecting the assignment to and assumption by Purchaser of the Purchased Assets and the Assumed Liabilities;

3.2.3.       assignments in a form determined by Purchaser in its sole discretion (the “Intellectual Property Assignments”) and duly executed by the Company, transferring all of the Company’s right, title and interest in and to the Intellectual Property Assets and the Intellectual Property Licenses to Purchaser;

3.2.4.       with respect to each Company Stockholder, an agreement with Purchaser in a form determined by Purchaser in its sole discretion setting forth (i) that, absent more restrictive selling provisions under Rule 144 of the Securities Act, such Company Stockholder shall not sell on any one trading day more than 5% of the average trading volume of any of Purchaser’s Securities it might receive as a result of the Contemplated Transactions or otherwise, and (ii) in the event that such Company Stockholder transfers its shares of Purchaser’s Securities to a third-party, that such transferee shall hold such shares subject to the above percentage restrictions;

3.2.5.       a power of attorney in a form determined by Purchaser in its sole discretion and duly executed by the Company;

3.2.6.       the Product Books and Records;

3.2.7.       as to the Company, a certificate dated as of the Closing Date and signed on its behalf by its secretary to the effect that: (A) (1) the copies of Charter Documents of the Company attached to the certificate all of the Charter Documents and are true and complete, (2) such Charter Documents have been in full force and effect in the form attached to the certificate since the date of the adoption of the resolutions referred to in clauses (3) and (4) below and no amendment to such Charter Documents has occurred since the date of the last amendment annexed thereto, (3) the resolutions of the board of directors of the Company authorizing the actions taken in connection with the Contemplated Transactions (i) were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, (ii) remain in full force and effect, and (iii) have not been amended, rescinded or modified, (4) the resolutions of the Company Stockholders authorizing the actions taken in connection with the Contemplated Transactions (i) were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by written consent in accordance with the Charter Documents, (ii) remain in full force and effect, and (iii) have not been amended, rescinded or modified, and (5) a certificate of good standing with respect to the Company certified by the Secretary of State or other appropriate officials of the state of the Company’s incorporation, dated as of a date not more than 10 days prior to the Closing Date; (B) each officer or other individual executing this Agreement and each of the Transaction Documents to which the Company is a party is an incumbent officer or otherwise duly authorized to execute such agreements and documents on behalf of the Company; (C) the Company has fulfilled or Purchaser has waived all conditions set forth in Section 7.2 that are required to be fulfilled by it or them on or prior to the Closing Date; and (D) the Company is in good standing in all relevant jurisdictions;

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3.2.8.       all Required Consents (all such Required Consents shall be in form and substance reasonably satisfactory to Purchaser, and none of such Required Consents shall have been revoked);

3.2.9.       evidence in form and substance reasonably acceptable to Purchaser of termination of all Related Party Agreements;

3.2.10.       INTENTIONALLY DELETED.

3.2.11.       evidence in form and substance reasonably acceptable to Purchaser of compliance with Section 6.12;

3.2.12.       a Restrictive Covenant Agreement between Purchaser and the Company restricting the Company from competing with, and soliciting from, Purchaser in the drug treatment of neurology market for ten 10 years following the Closing, in a form determined by Purchaser in its sole discretion (the “Company Restrictive Covenant Agreement”), duly executed by an authorized officer of the Company;

3.2.13.       the Escrow Agreement, duly executed by the Company;

3.2.14.        confidentiality, non-solicitation, non-competition and invention assignment agreements in form and substance reasonably acceptable to Purchaser with each officer, director and employee of the Company, as Purchaser reasonably deems to be appropriate, and such agreements shall be in full force and effect;

3.2.15.       original copies of all insurance policies covering any Purchased Asset purchased by or for the benefit of the Company;

3.2.16.       duly executed copies of a letter from the site administrator listed with the site registrar for the Company’s website changing the site administrator to an agent of Purchaser to be designated by Purchaser;

3.2.17.       evidence, reasonably satisfactory to Purchaser that all Transaction Fees have been paid, in full, to each party entitled to such payment;

3.2.18.       evidence in form and substance reasonably acceptable to Purchaser that due authorization and approval of the Contemplated Transactions has been obtained by the Company;

3.2.19.       (i) the VanLandingham Employment Agreement, (ii) the VanLandingham Incentive Agreement, (iii) the VanLandingham Finder Agreement, (iv) the VanLandingham Restrictive Covenant Agreement, and (v) a Release, each duly executed by Dr. VanLandingham;

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3.2.20.       the Lewandowski Agreement, Lewandowski Restrictive Covenant Agreement, and Lewandowski Non-Restricted Stock Agreement, each duly executed by Mr. Lewandowski;

3.2.21. a termination agreement in a form determined by Purchaser in its sole discretion, duly executed by the Company, regarding certain provisions of the Share Exchange Agreement and the Master Agreement for a Joint Venture (the “Termination Agreement”); and

3.2.22.       all such other documents and instruments as Purchaser or its counsel shall reasonably request in connection with the consummation of the Contemplated Transactions.

Section 3.3.         Deliveries by Additional Parties. At or prior to the Closing:

3.3.1.       Dr. VanLandingham shall execute and deliver to Purchaser, each in a form determined by Purchaser in its sole discretion, (i) an employment agreement with Purchaser (the “VanLandingham Employment Agreement”), (ii) an equity incentive agreement granting Dr. VanLandingham the option to purchase up to 1,000,000 of Purchaser’s Securities issued pursuant to the Incentive Plan (the “VanLandingham Incentive Agreement”), (iii) a finder agreement (the “VanLandingham Finder Agreement”), (iv) Restrictive Covenant Agreement limiting future work outside of the Purchaser on brain-related drugs (“VanLandingham Noncompete Agreement”); and (v) a release (the “Release”); and

3.3.2.       Mr. Lewandowski shall execute and deliver to Purchaser, each in a form determined by Purchaser in its sole discretion, (i) a consulting agreement with Purchaser (the “Lewandowski Agreement”), (ii) a Release, (iii) a restricted stock agreement (the “Lewandowski Restricted Stock Agreement”); and (iv) Restrictive Covenant Agreement limiting future work outside of the Purchaser on brain-related drugs (“Lewandowski Noncompete Agreement”).

Section 3.4.         Deliveries by Purchaser at Closing. At or prior to the Closing, Purchaser shall:

3.4.1.       deliver to the Company the Closing Share Consideration, in accordance with Section 2.1.1;

3.4.2.       issue and deposit certificates representing the Escrow Purchaser Shares with the Escrow Agent;

3.4.3.       deliver to the Company and the Escrow Agent, the Escrow Agreement, executed on Purchaser’s behalf by an authorized officer of Purchaser;

3.4.4.       deliver to the Company evidence reasonably satisfactory to the Company that the certificates representing the Escrow Purchaser Shares have been delivered to the Escrow Agent to be held in the Escrow Account pursuant to the Escrow Agreement;

3.4.5.       the Assignment and Assumption Agreement duly executed by Purchaser;

3.4.6.       deliver to Dr. VanLandingham (i) the VanLandingham Employment Agreement, (ii) the VanLandingham Incentive Agreement; and (iii) the VanLandingham Restrictive Covenant Agreement, each executed on Purchaser’s behalf by an authorized officer of Purchaser;

3.4.7        deliver to the Company the Termination Agreement duly executed by Purchaser; and

3.4.8.       deliver to Mr. Lewandowski the Lewandowski Agreement and Lewandowski Restrictive Covenant Agreement, executed on Purchaser’s behalf by an authorized officer of Purchaser.

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Article 4
REPRESENTATIONS AND WARRANTIES OF THE ADDITIONAL PARTIES AND THE COMPANY

Each Additional Party and the Company hereby make each of the following representations and warranties to Purchaser as of the date hereof and as of the Closing Date. The representations and warranties set forth in this Article 4 (as qualified by the disclosure schedules hereto) are separate from and independent of any diligence or other investigations conducted by Purchaser and Purchaser shall be entitled to rely on these representations and warranties (as qualified by the disclosure schedules hereto) without reference to or qualification by any diligence or other investigations.

Section 4.1.         Organization; Good Standing. The Company is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, having full power and authority to own its property and carry on the Business as it has been and is now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the character of the Business requires such qualification, which jurisdictions are set forth on Schedule 4.1. The Company has heretofore furnished to Purchaser a complete and correct copy of its Charter Documents, each as amended to date. The Company’s Charter Documents are in full force and effect and the Company is not in violation, nor has the Company ever violated of any provision of its Charter Documents. The name and role(s) of each of the Company’s officers and directors as of the date hereof and at any time during the six-year period preceding the date hereof is listed on Schedule 4.1 (including whether such person is a current or former officer and/or director, as applicable).

Section 4.2.         Subsidiaries.

4.2.1.       Except as set forth on Schedule 4.2, the Company does not have any Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as reflected on Schedule 4.2, with full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, its assets. Each Subsidiary is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. Copies of the certificate of incorporation and bylaws (or other similar organizational documents and agreements) of each Subsidiary, and all amendments thereto, heretofore delivered or otherwise made available to Purchaser, are true and correct as of the date hereof. No Subsidiary is in violation of its respective organizational or governing documents in any material respect.

4.2.2.       The Securities of each of the Subsidiaries consist of the shares of common stock and membership interests listed on Schedule 4.2, all of which are owned by the Company or a Subsidiary and are issued and outstanding. All of the outstanding shares of common stock and membership interests of each of the Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and Encumbrances.

4.2.3.       None of the Subsidiaries has granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of common stock or membership interests of such Subsidiary or any other commitments or agreements providing for the issuance of additional shares or membership interests, the sale of treasury shares or for the repurchase or redemption of shares of such Subsidiary’s equity interests. There are no (i) agreements of any kind which obligate any of the Subsidiaries to issue, purchase, redeem or otherwise acquire any of its equity interests, (ii) equity appreciation rights, phantom equity or similar plans or rights pursuant to which any Subsidiary of the Company has any obligations, (iii) voting trusts, proxies, or similar agreements to which the Company or any Subsidiary is a party with respect to the equity interests of any Subsidiary or (iv) outstanding bonds, debentures, notes or other indebtedness or other securities of any Subsidiary having the right to vote. The Company has no Liability for accrued and unpaid dividends.

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Section 4.3.         Power and Authority.

4.3.1.       The Company has the full right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, and to consummate the Contemplated Transactions. The execution, delivery, carrying out and performance by the Company of this Agreement and the other Transaction Documents, the consummation of the Contemplated Transactions on the terms and conditions set forth herein have been duly and validly authorized by the board of directors of the Company, and the Company has taken all actions necessary to secure all approvals required in connection therewith (which actions and approvals have been obtained and carried out in compliance with all Applicable Laws, the Company’s Charter Documents, each as amended to date, and all Contracts binding on the Company), except for the Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Purchaser and the Additional Parties, this Agreement constitutes, and the other Transaction Documents will constitute, valid and legally binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Applicable Laws affecting the rights of creditors generally and general equity principles (regardless of whether enforceability is considered in a proceeding at or in equity) (the “Bankruptcy and Equity Exceptions”).

4.3.2.       Each Additional Party has the legal capacity to enter into and perform its obligations under this Agreement, and the other Transaction Documents to which it is a party. The execution, delivery, carrying out and performance by each Additional Party of this Agreement and the other Transaction Documents to which it is a party and each Additional Party has taken all actions necessary to secure all approvals required in connection therewith (which actions and approvals have been obtained and carried out in compliance with all Applicable Laws and all Contracts binding on the applicable Additional Party). This Agreement has been duly and validly executed and delivered by each Additional Party and this Agreement constitutes, and the other Transaction Documents to which each Additional Party is a party will constitute, valid and legally binding obligations of such Additional Party enforceable against it in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

4.3.3.       The affirmative vote of the holders of a majority of the outstanding shares of the Company’s stock entitled to vote thereon are the only votes necessary to be obtained from the holders of any class or series of the capital stock of the Company to approve this Agreement and the Contemplated Transactions, whether at a meeting of stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, shall herein be referred to as “Company Stockholder Approval”).

4.3.4.       The board of directors of the Company, at a meeting duly called and held, has unanimously duly adopted resolutions (i) determining that this Agreement and the Contemplated Transactions are advisable and are fair to and in the best interest of the Company Stockholders, (ii) approving this Agreement and the Contemplated Transactions, which approval satisfies in full the requirements of Applicable Law that the Agreement be approved by the board of directors of the Company, and (iii) resolving to recommend approval and adoption of this Agreement by the Company Stockholders in connection with the Company Stockholder Approval.

Section 4.4.         No Conflict. Except for the consents set forth on Schedule 4.4 (each, a “Required Consent”), the execution, delivery and performance of this Agreement and the Transaction Documents by the Additional Parties and the Company and the consummation of the Contemplated Transactions will not (i) conflict with, result in or constitute a breach or an event that, with notice or lapse of time or both, would be a default, breach or other violation of the Charter Documents of the Company; (ii) violate, or require any consent, approval, filing or notice under, any Applicable Law, or with any Governmental Authority; (iii) require any Court Order, or any registration, declaration or filing with, or notice to, any Governmental Authority or other Person by or with respect to the Company; (iv) violate or conflict with, require any consent, waiver, approval, filing or notice under, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company under any Contract to which the Company is a party or by which the Company or the Business is bound, or (v) result in the creation of any Encumbrances upon all or any portion of the properties, assets or Business of the Company pursuant to the Charter Documents of the Company, or any Contract to which the Company is a party or by which the Company or the properties of the Company bound.

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Section 4.5.         Restrictions. None of the Company or any Additional Party is party to any Contract (including but not limited to any Customer Contract) or subject to any restriction or any Court Order or Applicable Laws which adversely affects the Company, the Purchased Assets or the Business or affects or restricts the ability of any Additional Party or the Company to consummate the Contemplated Transactions.

Section 4.6.         Title to and Adequacy of Tangible Assets. The Company has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of the tangible properties and assets, real, personal and mixed, used or held for use in its Business (the “Property”), free and clear of any and all Encumbrances other than Permitted Encumbrances or as set forth on Schedule 4.6. The tangible personal property included in such Property (including equipment), taken as a whole, is in good working order and fit for its intended use, reasonable wear and tear excepted. The Property, taken as a whole, is sufficient to conduct the Business as now conducted. No Property used by the Company in connection with the Business is held under any lease or Encumbrance or is located other than in the possession of the Company. All of the Property is in the possession or under control of the Company and consists of all of the assets that are incremental or related to, or used in connection with, the operation of the Business. All of the leases of personal property to which the Company is a party are valid and in effect and afford the Company peaceful and undisturbed possession of the subject matter of such leases. Since July 1, 2017, there has not been any material interruption of the operation of the business of the Company due to the condition of any of the tangible Company Assets other than planned shut-downs for routine maintenance.

Section 4.7.         Financial Statements; Indebtedness.

4.7.1.       The Company heretofore has delivered or otherwise made available to Purchaser true and correct copies of the Financial Statements. The Financial Statements (a) have been prepared in accordance with the books and records of the Company, (b) have been prepared in accordance with GAAP and (c) fairly present in all material respects the financial position, statements of operations, changes in stockholders’ equity and cash flow of the Company for the periods covered and as of the respective dates thereof (except, in each case, that the Interim Financial Statements may not contain all the footnote disclosures required by GAAP and are subject to normal year-end adjustments (none of which, individually or in the aggregate, are material)). The management of the Company has disclosed to the Company’s outside auditors any fraud or possible fraud, whether or not material, that to the Knowledge of the Company, involves any member, officer, employee, auditor or representative of the Company. Neither the Company nor to the Knowledge of the Company, any member, officer, employee, auditor or representative of the Company has received written notice of any material complaint, allegation or claim, whether written or oral, regarding the accounting and auditing practices, procedures or methodologies of the Company or its internal accounting controls. The Company does not have any Indebtedness other than Indebtedness, if any, that has been taken into consideration in calculating the Closing Share Consideration.

Section 4.8.         Tax Matters

4.8.1.       All Tax Returns required to have been filed by or with respect to the Company and the Acquired Assets have been duly and timely filed (taking into account applicable extensions of time to file), and each such Tax Return correctly and completely reflects liability for Taxes and all other information required to be reported thereon. All Taxes owed by the Company and with respect to the Acquired Assets (whether or not shown on any Tax Return) have been timely paid. The Company has adequately provided for, in its books of account and related records, liability for all unpaid Taxes of the Company, being current Taxes not yet due and payable. The Company is not and has not been a member of a Relevant Group.

4.8.2.       There is no action, audit, dispute or Claim now in process or pending or, to the Knowledge of the Company, proposed or threatened against, or with respect to, the Company in respect of any Taxes. The Company is not the beneficiary of any extension of time within which to file any Tax Return that has not been filed. No Claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that such entity is, or may be, subject to taxation by that jurisdiction.

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4.8.3        Except as set forth in Schedule 4.8.3, there are no Encumbrances on the stock or assets of the Company with respect to Taxes other than Permitted Encumbrances.

4.8.4.       The Company has withheld and timely paid to the appropriate taxing authority all Taxes required to have been withheld and paid and has complied with all information reporting and backup withholding requirements.

4.8.5.       Schedule 4.8.5 lists all Tax Returns filed with respect to the Company, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Company has delivered to Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by it.

4.8.6       The Company is not subject to a waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency.

4.8.7.       None of the Company Stockholders is a “foreign person” within the meaning of Section 1445 of the Code.

4.8.8.        None of the Acquired Assets constitutes a debt, equity or other interest in any other Person.

4.8.9.       The Company has not been the “distributing corporation” or the “controlled corporation” with respect to a transaction described in Section 355 of the Code. The Company is not subject to any private ruling from any taxing authority or any agreement with a taxing authority.

4.8.10.     The Company is not a party to any Tax allocation or sharing agreement. The Company do not have any Liability for the Taxes of any Person (other than itself) (i) as a transferee or successor, (ii) by Contract, (iii) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or (iv) otherwise.

4.8.11.     The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made on or prior to the Closing Date; (ii) prepaid amount received or accrued on or prior to the Closing Date; (iii) cancellation of debt income or (iv) method of accounting that defers the recognition of income to any period (or portion thereof) ending after the Closing Date or accelerates any deduction to any period (or portion thereof) ending on or before the Closing Date.

4.8.12.     The Company has validly been treated at all times since its inception and is currently treated for income Tax purposes as a C-corporation. The Company will not be liable for any Taxes pursuant to Sections 1374 or 1375 of the Code (or any corresponding provision of state, local or non-US Tax law) as a result of the transactions contemplated by this Agreement

4.8.13.     There is no power of attorney in effect with respect to the Company with respect to Taxes.

4.8.14.      The Company has not engaged in any transaction that is, or is substantially similar to, any listed or reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

4.8.15       All Taxes of the Company and any Taxes with respect to the Acquired Assets accrued following the Interim Balance Sheet Date have been accrued in the ordinary course of business and do not exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in the operating results of the Company).

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Section 4.9.      Litigation. Except as set forth on Schedule 4.9: (i) there is no Litigation pending or threatened against the Business, the Company or any of its Affiliates (or against any officer, director, member, stockholder, employee, agent or other similar representative of the Company or any of its Affiliates in his or her capacity as such or relating to his or her employment, services or relationship with the Company) before any Governmental Authority or arbitrator, (ii) there is no Litigation pending or threatened related in any way to this Agreement, the Business, the Purchased Assets, the Assumed Liabilities or the Contemplated Transactions, (iii) there is no Court Order outstanding against the Company relating to this Agreement, the Business, the Purchased Assets, the Assumed Liabilities or the Contemplated Transactions, (iv) there is no dispute or disagreement pending or threatened between the Company and any of its customers or suppliers of the Business, (v) to Company’s Knowledge, no event has occurred, nor has any Claim been asserted, that might result in Litigation against the Company or the Business, and (vi) there is no reasonable basis for any such Claim. All pending or threatened Litigation is fully covered by insurance except to the extent described on Schedule 4.9.

Section 4.10.     Intellectual Property.

4.10.1.      Set forth in Schedule 4.10.1 is a true and complete list of all (i) Registered Intellectual Property of the Company; and (ii) un-registered Intellectual Property of the Company or its Affiliates that is material to the Business, including, a brief description of each listed Intellectual Property item, including, the owner, including the chain of title as evidenced by reel/frame numbers of recorded assignments, or by non-recorded assignments, from each inventor to owner; the applicable jurisdiction; the registration number; the application number; the patent number or issuance number; and the filing date of the application or registration.

4.10.2.      The Company owns all Intellectual Property that may be necessary for the operation of the Business and the research, development, manufacture or commercialization of PRV-001, PRV-002 or the Delivery Device. The Company has, and Purchaser will have after Closing, the right to bring actions for the infringement or other violations of all Intellectual Property owned or exclusively licensed by the Company, or purported by the Company to be owned or exclusively licensed by the Company.

4.10.3.      The operation of the Business does not infringe, dilute, or otherwise violate the intellectual property rights of any Third Party. No Claim is pending or, to the Knowledge of the Company, threatened, and the Company has not received written notice to the effect that: (i) the Company infringes upon, misappropriates or conflicts with the rights of any Third Party intellectual property; or (ii) the Company’s interest in any Intellectual Property owned or licensed by the Company or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. To the Knowledge of the Company, no Third Party is infringing upon, misappropriating or using in any unauthorized manner, any of the Company’s Intellectual Property or Proprietary Information. No Third Party has exercised any rights to indemnification granted by the Company against infringement of Intellectual Property rights.

4.10.4.      The Company has complied and is in compliance with all Applicable Laws of all Governmental Entities, or any self-regulating organization, regarding privacy, security and/or data protection (collectively, “Privacy Laws”), in each case in all material respects. The Company has maintained, enforce and have enforced and complied with in all respects written privacy, security and data protection policies (the “Privacy Policies”) with respect to any Proprietary Information providing for, without limitation: (i) clear and conspicuous disclosure of the Company’s privacy, security and data protection practices, including the Company’s collection, storage, use and disclosure of, and provision of access and corrections to any Proprietary Information, and (ii) protection from loss, misappropriation, disclosure or corruption of, and unauthorized access to any Proprietary Information. Neither this Agreement nor the Contemplated Transactions violate or will violate the terms and conditions of any Privacy Policies, any applicable Privacy Laws or the privacy rights of any Person. The current and former consultants and contractors of the Company have executed proprietary information and confidentiality agreements, none of which will be terminated as a result of the Contemplated Transactions and all of which shall be enforceable by or on behalf of the Company after the Closing.

4.10.5.      To the Knowledge of the Company, no Proprietary Information has been subject to any breach, misappropriation, unauthorized disclosure, or unauthorized access or use by any Person. There are no Claims pending or threatened, or complaints filed, against the Company, and the Company is not subject to any settlement agreements, directives or orders, at law or in equity before or by a Governmental Authority or self-regulating organization, regarding the Company’s Privacy Policies and/or Proprietary Information.

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4.10.6.     Set forth in Schedule 4.10.6 is a true and correct list of all Contracts (including licenses and sublicenses) pertaining to any Company Intellectual Property. None of the Company or any other party is in breach of or Default under any such license or other Contract, and each such license and other Contract is valid and in full force and effect. The Company owns and has owned all licenses necessary to use the COTS Software as actually used in the operation of the Business without Claims of infringement or other violation of rights of the owner of the COTS Software. The Company has not received any written notice claiming that any of them is, was or could be using any COTS Software in violation of the rights of any Third Party or been the subject of an investigation or audit by any Third Party in relation to their respective use of COTS Software. The Company is not in breach or Default under any Contract governing the use of COTS Software, and each such Contract is valid and in full force and effect.

4.10.7.      All Intellectual Property developed by or for the Company was conceived, invented, reduced to practice, reduced to tangible form, written or otherwise created solely by either (i) employees of the Company acting within the scope of their employment; or (ii) persons or entities who have executed a written confidentiality and assignment agreement that irrevocably assigns and transfers all right, title and interest in and to such intellectual property (including the right to seek past and future damages with respect to such intellectual property) to the Company, and the Company is the sole and exclusive owner of such intellectual property. Each past or present employee and independent contractor performing activities related to the Business, including the manufacture, use, sale, offer for sale or importation of products or services marketed by or under development by the Company, such as PRV-001 and PRV-002, or the Delivery Device has entered into a proprietary information and confidentiality agreement. The Company has made available to Purchaser’s legal advisor copies of such agreements.

4.10.8.      None of the Registered Intellectual Property is subject to the payment of any registration, maintenance or renewal fees or Taxes or actions and/or responses falling due within 90 calendar days following the Closing Date, and none of the Registered Intellectual Property has expired, been cancelled or abandoned.

4.10.9.     The Company has never agreed to indemnify any Person for or against any interference, proceeding with the Patent Trial and Appeal Board (PTAB) of the U.S. Patent and Trademark Office, opposition, infringement, misappropriation, or other conflict with respect to Intellectual Property.

4.10.10.    The Company has taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of their critical business data.

4.10.11.   Schedule 4.10.11 describes all instances in which the Company (i) has received government funding; and (ii) has contracted for the use of facilities of a university, college, other educational institution or research center in the development of any Intellectual Property of the Company where, as a result of such funding or the use of such facilities, the government or any university, college, other educational institution or research center has any rights in such Intellectual Property of the Company.

Section 4.11.     Contracts.

4.11.1.     Set forth in Schedule 4.11.1 is a true and complete list (organized by subclause) of all Contracts to which the Company is a party, or by which any of its property or assets are bound (each, a “Material Contract”).

4.11.2.     The Company has provided to Purchaser true and correct copies of all Material Contracts (or descriptions thereof, in the case of oral Contracts). Each Material Contract (or description) sets forth the entire agreement and understanding between the parties thereto. The Company is not (with or without the lapse of time or the giving of notice or both) in Default under any Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without the lapse of time or the giving of notice or both) in Default thereunder. No party to any Material Contract has threatened, or provided notice to the Company of its intent to terminate or withdraw its participation in any such Material Contract. To the Company’s Knowledge there is no event or condition which has occurred or exists which would cause the acceleration of any obligations or loss of any rights of any party to any Material Contract or give rise to any right of termination or cancellation thereof. All of the Material Contracts are in full force and effect and are valid and binding obligations of the Company (to the extent binding obligations of the other parties thereto) enforceable in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

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4.11.3.      The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions will not result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any Material Contract. None of such Material Contracts contain any provisions that would cause the Company to be liable to any other party thereto for any amount (or any increased price for goods or services being provided by the other party thereto) as a result of the consummation of the Contemplated Transactions.

Section 4.12.     Regulatory Matters.

4.12.1.      As of the date of this Agreement there are no NDAs or INDs of the Company, including but not limited to any NDAs or INDs relating to PRV-001, PRV-002 or the Delivery Device.

4.12.2.       With respect to the Business, neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company, has made an untrue statement of a material fact or a fraudulent statement to the FDA or other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or other Governmental Authority or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities policy set forth in the FDA’s Compliance Policy Guide Sec. 120.100 (CPG 7150.09).

4.12.3.       Neither the Company, its Affiliates nor any officer, director, employee or, to the Knowledge of the Company, any agent has, under any Health Law, been debarred, excluded, suspended or otherwise determined to be ineligible to participate in any health care programs of any Governmental Authority, or convicted of any crime, or, to the Knowledge of the Company, engaged in any conduct that has resulted, or would reasonably be expected to result, in any such debarment, exclusion, suspension, ineligibility or conviction in a manner that would reasonably be expected to adversely affect the Business.

4.12.4.       With the respect to the Business, the Company has not received from the FDA or any other Governmental Authority any notification, inspection reports, notices of adverse findings, warning or untitled letters, Form 483, or other correspondence alleging or asserting a failure to comply with Applicable Laws, including any Health Laws.

4.12.5.       All clinical trials, pre-clinical trials, studies, tests and research for the products of the Company that have been or are being conducted by or on behalf of the Company or its Affiliates were conducted, and are being conducted, in all material respects in accordance with all Applicable Laws, including Health Laws. To the Knowledge of the Company, there is no Claim pending or threatened by any Governmental Authority to suspend, investigate or terminate any ongoing clinical trials or studies for any product of the Company.

4.12.6.       All Regulatory Information or other documentation, correspondence, reports, data, analysis, certifications or other information relating to or regarding the Purchased Assets filed by or on behalf of the Company or its Affiliates, or delivered by or on behalf of the Company or its Affiliates to, any Governmental Authority were true and accurate when so filed or delivered (or, if amended, as of the date for which such amendment speaks) and remain, to the extent required by any Applicable Laws, including any Health Laws, true and accurate.

Section 4.13.     Environmental Matters. Except as disclosed on Schedule 4.13 hereto (by corresponding subsection):

4.13.1.       No releases of Hazardous Materials in violation of any Environmental Law or that would reasonably be expected to result in Damages against the Company or the Business have occurred at or from any property during the period it was owned, leased or otherwise used by the Company or, to Company’s Knowledge, at any other time;

4.13.2.       There are no past, pending, or, to Company’s Knowledge, threatened Environmental Claims against the Company;

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4.13.3.       There are no underground storage tanks owned by the Company, or located at any facility owned or operated by the Company;

4.13.4.       The Company has obtained all Environmental Permits required to operate the Business as it is currently operated and all such Environmental Permits are in full force and effect. There are no facts, circumstances, or conditions that could reasonably be expected to restrict, under any Environmental Law or Environmental Permit in effect prior to or at the Closing Date, the ownership, occupancy, use or transferability of any Environmental Permit or any property now owned, operated, leased or otherwise used by the Company, or to give rise to any legal liability of the Company under any Environmental Law pertaining to any property now or, to Company’s Knowledge, at any other time owned, operated, leased or otherwise used by the Company;

4.13.5.       The Company has not received (i) any request under any Environmental Law or from any Governmental Authority for information relating to any of the property now or at any time owned, operated, leased or otherwise used by the Company, or (ii) a notice of Claim, demand or notification that the Company is or that the Company may be a “potentially responsible party” with respect to any investigation or remediation of any threatened or actual release of any Hazardous Materials;

4.13.6.       There are no unsatisfied financial assurance or closure requirements under any Environmental Law pertaining to any property on account of the Company’s use or ownership of such property;

4.13.7.       Any contaminant levels resulting from any releases of Hazardous Materials at or from the properties now or, to Company’s Knowledge, at any other time owned, operated, leased or otherwise used by the Company meet applicable remediation standards under any applicable Environmental Law;

4.13.8.       None of the properties owned, operated, leased or otherwise used by the Company are now or have in the past been listed on the National Priorities List of sites under CERCLA, the CERCLA Information System, or any comparable state or local environmental database;

4.13.9.       There is no asbestos-containing material, lead-based paint or equipment containing polychlorinated biphenyls located at any of the facilities or properties now used by the Company;

4.13.10.     The Company has not provided information to any Governmental Authority of any actual, threatened or suspected releases of Hazardous Materials or any violation of an Environmental Permit or any other requirement of any Environmental Law;

4.13.11.     There is no liability with respect to the cleanup or investigation at any facility or property, including but not limited to any off-site location, resulting from the storage, disposal or treatment (with a transporter or otherwise) of Hazardous Materials by the Company, or to Company’s Knowledge, by any other party;

4.13.12.       The Company is now and at all time since its incorporation has been in compliance with all applicable Environmental Laws and Environmental Permits; and

4.13.13.       The Company has not, by agreement or by operation of law, assumed or is otherwise responsible or liable for, liabilities of any Third Party pursuant to Environmental Laws.

Section 4.14.     Inventory. Attached as Schedule 4.14 is a true and correct copy of the Company’s report of Inventory, dated as of the date of this Agreement, which was prepared by the Company in a manner consistent with the past custom and practice of the Company with respect to the preparation of its reports of Inventory. The Inventory is of good and merchantable quality, is usable and salable in the ordinary course of business with respect to the Business, is in the physical possession of the Company or in transit to or from a supplier of the Company, and no Inventory has been pledged as collateral or otherwise subject to any Encumbrance or held on consignment from others. The Inventory is fully paid for. All of the Inventory is free of material defects (including defects in packaging, labeling and storage) and systematic or chronic problems and comply in all material respects with all applicable specifications and all Applicable Laws, including all Health Laws and Environmental Laws. All Inventories that have been returned, have expired or have been deemed unusable or not fit for sale, have been or will be destroyed in accordance with the policies of the Company and Applicable Law.

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Section 4.15.     Labor and Employment Matters.

4.15.1.       Schedule 4.15.1 lists each employee of the Business (collectively, the “Business Employees”), his/her date of hire by the Company, his/her (i) base salary and (ii) bonus arrangements, if any, each for calendar year 2019 and as of the date hereof, and the date on which the most recent salary increase went into effect for each of the Business Employees and the amount of each such increase. There are no agreements, contracts or collective bargaining agreements, work rules or practices covering or applicable to any of the Business Employees, except as set forth on Schedule 4.15.1. Except as set forth on Schedule 4.15.1, none of the Business Employees or Independent Contractors of the Company is represented by any labor union or organization. No union claims to represent any Business Employee or Independent Contractor nor has any union made such a claim to the Company within the last 5 years, and there is no question concerning union representation as to such Business Employees or Independent Contractors. There have been no labor union organization activities or other concerted activities among the Business Employees or Independent Contractors within the last five years. No labor strike, dispute, slowdown, work stoppage or lockout involving any Business Employee or Independent Contractor (in so far as such activities impact each Independent Contractor’s ability to perform services for the Company) of, or affecting, the Company or the Business, is pending, or to Company’s Knowledge, threatened, nor has there been any such activity in the last 5 years. The Company is not engaged in any unfair labor practice with regard to any of the Business Employees, Independent Contractors or any other Person providing services to the Company. The Company has no obligation to continue the employment or engagement of any of the Business Employees or Independent Contractors. The Company has not agreed to increase the compensation level of any of the Business Employees nor is there any obligation or understanding respecting such an increase. The Company has no workers’ compensation penalties or assessments pending. To Company’s Knowledge, no Governmental Authority responsible for the enforcement of labor or employment laws or wage and hour laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress or threatened. The Company has paid all wages and wage supplements including, without limitation, salaries, commissions, bonuses, vacation pay, overtime pay, severance pay, sick pay, expense reimbursements, and other compensation, if any, earned by any of the Business Employees or due and owing to any Business Employees in the ordinary course of business consistent with the Company’s past practices. Any wages and wage supplements including, without limitation, salaries, commissions, bonuses, vacation pay, overtime pay, severance pay, sick pay, expense reimbursements, and other compensation, if any, earned by any of the Business Employees which remain unpaid as of the Closing Date have been incurred in the ordinary course of business consistent with the Company’s past practices. The Company has properly classified its employees in accordance with Applicable Laws governing wages and working hours. The employment of any Business Employee by the Company will not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which such Business Employee is a party or otherwise bound. Except as expressly set forth in Schedule 4.15.1, the Company does not have any oral or written severance policy or other severance obligation involving any Business Employee or former employee of the Company. Schedule 4.15.1 contains a list of each Business Employee or former employee of the Company for which the Company is currently providing health or welfare benefits pursuant to COBRA.

4.15.2.       Schedule 4.15.2 contains a list of the names of each current independent contractor retained by the Company who performs services for the Business (“Independent Contractors”) and the current rate of compensation paid to each such Independent Contractor. Schedule 4.15.2 specifies the site at which each such Independent Contractor performs services for the Company. The Independent Contractors, and all other independent contractors who have previously rendered services to the Company, have in the past and continue to be legally, properly and appropriately treated as non-employees for all federal, state, local and foreign tax purposes, as well as all ERISA and employee benefit purposes. There has been no determination by any Governmental Authority, or by any tribunal or commission that any Independent Contractor constitutes an employee of the Company. There has been no investigation or Claim made by or threatened by any Person or Governmental Authority that any Independent Contractor constitutes an employee of the Company. The Company has paid all compensation and all other monetary amounts earned by any independent contractors engaged by the Company or due and owing to any independent contractors engaged by the Company in the ordinary course of business consistent with the Company’s past practices. Any compensation or other monetary amounts due and owing to any independent contractors engaged by the Company which remain unpaid as of the Closing Date have been incurred in the ordinary course of business consistent with the Company’s past practices.

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4.15.3.       The Company has not effectuated (i) a “plant closing” as defined in the WARN Act, affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign Applicable Laws or regulation similar to the WARN Act. To Company’s Knowledge, the employees employed by the Company have not suffered an “employment loss” (as defined in the WARN Act) in the previous ninety (90) calendar days. The Company has complied in all material respects with its obligations under the WARN Act, or any similar local, state or foreign Applicable Laws and shall be solely liable and responsible for any debt, obligation contribution or other Liability arising from any failure by the Company to comply fully with the WARN Act or any similar local, state or foreign Applicable Laws.

4.15.4.       Schedule 4.15.4 sets forth a true and complete list of each Employee Plan.

4.15.5.       With respect to each Employee Plan, the Company has made available to Purchaser true and complete copies of (i) each Employee Plan (or, if not written, a written summary of its material terms), including without limitation all plan documents, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) all summary plan descriptions, including any summary of material modifications (iii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service, (iv) the most recent actuarial report or other financial statement relating to such Employee Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service, (vi) the most recent nondiscrimination tests performed under the Code, and (vii) all filings made with any Governmental Authority, including but not limited to any filings under the Employee Plans Compliance Resolution System or the Department of Labor Delinquent Filer Program.

4.15.6.       Each Employee Plan complies in all material respects in form and operation, and has been administered in all material respects in accordance with, its terms and all applicable laws, including ERISA and the Code.

4.15.7.       Each Employee Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(7) of the Code has either (i) received a favorable determination letter from the Internal Revenue Service as to its qualified status, or (ii) may rely upon a favorable prototype opinion letter from the Internal Revenue Service, and each such Employee Plan is so exempt.

4.15.8.       To the Company’s Knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Employee Plan that could result in liability to the Company or any ERISA Affiliate. No suit, administrative proceeding, action or other litigation has been brought, or to the Company’s Knowledge is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. Neither the Company nor any ERISA Affiliate has any Liability under Section 502 of ERISA.

4.15.9.       No Employee Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate has ever contributed to, or been required to contribute to any “multiemployer plan” (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) and neither the Company nor any ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a Multiemployer Plan.

4.15.10.       Except as set forth in Schedule 4.15.10, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will result in any payment, acceleration or creation of any rights of any person to benefits under any Employee Plan.

4.15.11.       No amount that could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the Contemplated Transactions (either alone or in combination with any other event or occurrence) or by any of the Transaction Documents, by any employee, officer, director or other service provider of the Company who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

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4.15.12.       Except as required by Applicable Law, no Employee Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. No Employee Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. Each Employee Plan that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, complies in both form and operation with the requirements of Section 409A of the Code so that no amounts paid pursuant to any such Benefit Plan is subject to tax under Section 409A of the Code. The Company does not have any obligation to indemnify, hold harmless or gross-up any individual with respect to any penalty tax or interest that may be imposed under Section 409A, Section 280G or Section 4999 of the Code.

4.15.13.       The Company and each ERISA Affiliate has, for purposes of each Employee Plan and for all other purposes, correctly classified all individuals performing services for the Company as common law employees, leased employees, independent contractors or agents, as applicable.

Section 4.16.     Governmental Authorizations; Compliance with Laws; Permits. The Company is not, and has never been, in violation of or Default under, nor has the Company received any notice of any violation of or Default under: (i) any Licenses which are necessary to entitle the Company to own, lease, operate or otherwise use the properties owned, leased, operated or otherwise used by the Company and to conduct the Business as now conducted; (ii) any Court Order of any court or administrative agency applicable to it or the Business; or (iii) any Applicable Laws, including all Health Laws. The Company and the operation of the Business are in compliance with all Applicable Laws, including all Health Laws.

Section 4.17.     Licenses. Schedule 4.17 sets forth a complete list of all Licenses used in the operation of the Business. The Company owns, possesses or lawfully uses in the operation of the Business all Licenses which are necessary to conduct the Business as now or previously conducted, free and clear of all Encumbrances. The Company is not in Default, nor has it received any notice of, nor is the Company aware of, any claim of Default, with respect to any such License. Except as otherwise governed by Applicable Laws, all such Licenses are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the Contemplated Transactions. Except as set forth on Schedule 4.17, no present or former stockholder, director, officer or employee of the Company or any of its Affiliates, or any other Person owns or has any proprietary, financial or other interest (direct or indirect) in any License used in the operation of the Business which the Company owns, possesses or uses.

Section 4.18.     Insurance Policies. Schedule 4.18 lists all policies of fire, liability, workmen’s compensation, life, property and casualty and other insurance owned, maintained or held by the Company, copies of which have been made available to Purchaser. All such policies are in full force and effect and the Company has not committed any Default thereunder. No written notice of cancellation or non-renewal has been received by the Company with respect to any of such policies.

Section 4.19.     Vendors/Agents. Schedule 4.19 includes a correct and current list, in all material respects, of the names of the twenty (20) largest vendors with which the Company has purchased goods or services relating to the operation of the Business during the 12 month period prior to the date of this Agreement. None of such vendors (i) has terminated or indicated to the Company an intention or plan to terminate, any Contract with the Company, (ii) has decreased materially or threatened to decrease or limit materially its services or supplies to the Company, or to Company’s Knowledge, intends to modify materially its relationship with the Company, or (iii) has given the Company any notice that it will not sell raw materials, supplies, merchandise or other goods to the Company at any time after the Closing Date by reason of the consummation of the Contemplated Transactions or for any other reason. To Company’s Knowledge, all such vendors have operated in material compliance with all Applicable Laws in providing goods and/or services to the Company and/or the Business. Schedule 4.19 includes a correct and current list, in all material respects, of the names all agents used by the Business during the three (3) year period prior to the date of this Agreement (the “Agents”) and the revenue associated with each such agent for each of those three (3) years. Except as set forth on Schedule 4.19, all sums due to Agents have been paid, in full, and no amount is otherwise due to any Agent.

Section 4.20.     No Real Property. The Company has never and does not own, lease or have any interest in or to any Real Property.

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Section 4.21.     Acquired Accounts Receivable. Except as set forth on Schedule 4.21, all Acquired Accounts Receivable of the Company as set forth on the Interim Balance Sheet or arising since the date of the Interim Balance Sheet (i) have arisen in bona fide transactions in the ordinary course of the Business for goods sold and delivered or services performed, (ii) constitute or will constitute a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company, (iii) are collectible in full at the recorded amounts thereof, net of any allowance for doubtful accounts specifically established therefor, (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to Litigation or assignment to a collection agency), but in no event later than 90 days after the Closing Date. No account debtor has any valid setoff (except for warranty claims for which reserve amounts have been maintained and are set forth in the Financial Statements), deduction or defense with respect thereto, and no account debtor has asserted such setoff, deduction or defense.

Section 4.22.     No Other Agreement. Other than for sales of assets in the ordinary course of the Business, none of the Additional Parties, or the Company (or any other person on their behalf) has entered into any Contract with respect to the sale or other disposition of any of the Purchased Assets or Assumed Liabilities or all or a significant portion of assets that are incremental or related to the Company.

Section 4.23.     No Brokers. Except as set forth on Schedule 4.23, the Company is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party.

Section 4.24.     Product and Service Warranties. Set forth on Schedule 4.24 are the standard forms of product and service warranties and guarantees utilized by the Company in connection with the Business together with all other material product and service warranties and guarantees used by the Company in connection with the Business. No Claims for breach of product or service warranties or guarantees to customers of the Business have been received by the Company which have not, or will not be, fully satisfied prior to the Closing (by the replacement of the allegedly defective or damaged products (if applicable)) by the Company.

Section 4.25.     Product or Service Liability. Except as set forth on Schedule 4.25, there is no action, suit, proceeding, inquiry or investigation by or before any court or Governmental Authority pending or threatened against or involving the Company or the Business relating to any services performed by the Company and alleged to have been defective or improperly rendered, or any products delivered or sold by the Company which are alleged to be defective or not in compliance with contractual requirements.

Section 4.26.     Transactions with Affiliates. Except as disclosed on Schedule 4.26 or the Interim Balance Sheet, no Affiliate of the Company has: (i) borrowed money from or loaned money to the Company, which remains outstanding or (ii) any contractual arrangements with the Company involving future payments that are both (A) made in the ordinary course of business of the Company consistent with the Company’s past practices relating to its day-to-day operations, and (B) have been conducted at arm’s-length.

Section 4.27.     Import/Export Activities.

4.27.1.     All of the Company’s imports have been made in accordance with Applicable Laws, including U.S. import control laws. The Company has paid all customs duties owing with respect to any and all imported goods or items imported by the Company. All customs entry information provided by the Company to any Governmental Authority in connection with the import thereof has been true and correct in all material respects, and no issue has been raised with the Company by any Governmental Authority that is currently pending in connection with any customs entry, including but not limited to U.S. Customs and Border Protection and the Transportation Security Administration. There is no unresolved issue or unpaid deficiency, fine or penalty relating to any audit, examination or investigation of the Company’s customs entries. The Company has exercised reasonable care in conducting all of its customs related activities.

4.27.2.     All of the Company’s exports have been made in accordance with Applicable Laws, including U.S. export control laws. The Company has complied with all export reporting and licensing requirements with respect to any and all exported goods or items exported by the Company. All export control reporting and licensing information provided by the Company to any Governmental Authority in connection with any and all exports has been true and correct in all material respects, and no issue has been raised with the Company by any Governmental Authority that is currently pending in connection with any export, including but not limited to the U.S. Department of Homeland Security, the Directorate of Defense Trade Controls of the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, and the Office of Foreign Assets Control of the U.S. Department of the Treasury. There is no unresolved issue or unpaid deficiency, fine or penalty relating to any audit, examination or investigation of the Company’s exports. The Company has exercised reasonable care in conducting all of its export related activities.

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4.27.3.     All import and export transactions and activities conducted on behalf of any other company, customer, client, or party have been made in accordance with all Applicable Laws, including specifically all U.S. import and export control laws.

Section 4.28.     Operation of Business. Except as set forth on Schedule 4.28, (i) the Business has been conducted by the Company only through the Company and not through any other division or direct or indirect subsidiary or Affiliate of the Company, and (ii) no part of the Business is operated by the Company through any entity other than the Company.

Section 4.29.     Absence of Undisclosed Liabilities.

4.29.1.       The Company does not have any Liabilities of any kind that would be required to be disclosed on a balance sheet of the Company or in the notes thereto in accordance with GAAP and were not so disclosed in the Financial Statements, except for Liabilities (i) arising after the date hereof under Contracts to which the Company is a party, provided such Contracts were entered into in the ordinary course of business of the Company consistent with the Company’s past practices, (ii) incurred in the ordinary course of business of the Company since the Interim Balance Sheet Date, (iii) disclosed in the Schedules or (iv) incurred directly as a result of or arising out of the transactions contemplated by this Agreement.

4.29.2.       The Company is not a party to, nor or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, where the result, purpose or effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Financial Statements) or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act).

Section 4.30.     Absence of Certain Changes. Except as contemplated by this Agreement or as set forth on Schedule 4.30, since the Interim Balance Sheet Date, the Company has conducted the Business in the ordinary course and there has not been:

4.30.1. any amendment to the Charter Documents of the Company affecting the Business, the Purchased Assets or the Contemplated Transactions;

4.30.2. any change that has had or might be reasonably expected to have a Material Adverse Effect;

4.30.3. increase in the compensation, rate of pay, commission, severance entitlement or bonus eligibility of, or benefits made available under any Employee Plan to, any Business Employees or Independent Contractors;

4.30.4. any adoption, amendment, termination or modification of any Employee Plan;

4.30.5. any sale, assignment or transfer of the Purchased Assets (or assets that would constitute Purchased Assets but for such sale, assignment or transfer), or any additions to or transactions involving any assets that are incremental or related to, or used or usable in connection with, the operation of the Business, other than those made in the ordinary course of the Business;

4.30.6. other than in the ordinary course of the Business, any waiver or release of any claim or right or cancellation of any debt held;

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4.30.7. any modification of the material terms of any Material Contract or any Contract between the Company and any of the Key Accounts;

4.30.8. any dividends or distributions, including distributions in kind, to any Company Stockholder;

4.30.9. any payment or payments involving a transaction or series of related transactions to any Affiliate of the Company other than any such payment or payments that are both (i) made in the ordinary course of business of the Company consistent with the Company’s past practices relating to its day-to-day operations at arm’s-length, and (ii) less than $5,000, in the aggregate;

4.30.10. any capital expenditure or series of related capital expenditures in excess of $5,000;

4.30.11. any incurrence of any debts for money borrowed other than incurrence of debts by the Company pursuant to the Company’s then existing lines of credit in the ordinary course of business of the Company;

4.30.12. any making or revocation of or other change to any material election with respect to Taxes, any change in any method of Tax accounting or Tax accounting period, any amendment to any Tax Return, any entrance into a closing or other agreement or arrangement with any Governmental Authority with respect to Taxes, any surrender of any right to claim a refund for Taxes, or any consent to an extension or waiver of the statute of limitations applicable to any Tax claim or assessment;

4.30.13. any agreement to acquire, any business or Person, whether by merger or consolidation, purchase of assets or Securities or any other manner;

4.30.14. any agreement to indemnify any Person;

4.30.15. any agreement to guarantee the obligations of any Person; or

4.30.16. any action taken or omitted to have been taken that would result in the occurrence of any of the foregoing.

Section 4.31.     Fraudulent Conveyance.

4.31.1. Each of the Additional parties and the Company is able to pay its debts generally as they become due and is solvent and will not be rendered insolvent as a result of the Contemplated Transactions. None of the Additional Parties or the Company has, either voluntarily or involuntarily, (i) admitted in writing that it is or may become unable to pay its debts generally as they become due, (ii) filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of an insolvency act, (iii) made an assignment for the benefit of its creditors, (iv) consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, (v) had a petition in bankruptcy filed against it, (vi) been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under any Applicable Laws, including without limitation federal bankruptcy laws, or (vii) incurred, or believed or reasonably should have believed it would incur, debts that are or will be beyond its ability to pay as such debts mature.

4.31.2. The Company is receiving reasonably equivalent and fair value in exchange for the Purchased Assets. No transfer of property is being made and no obligation is being incurred voluntarily or involuntarily in connection with the Contemplated Transactions in order to effect the Contemplated Transactions with the actual intent to hinder, delay or defraud either present or future creditors of the Company. Consummation of the Contemplated Transactions will not constitute a fraudulent transfer or fraudulent conveyance under any Applicable Laws or under any similar Applicable Laws relating to creditors’ rights generally.

Section 4.32.     Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Additional Party relating to the Company or the Business.

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Section 4.33.     Representations Regarding Consideration. The Company:

4.33.1. is acquiring the Purchaser Common Stock being issued to it pursuant to this Agreement solely for its own account and not with a view to resale or distribution of all or any part thereof, and has no present arrangement, understanding or agreement for transferring or disposing of all or any part of the Purchaser Common Stock being issued to it pursuant to this Agreement, except as such Purchaser Common Stock may be distributed by the Company to the Company Stockholders in accordance with Applicable Law;

4.33.2. has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchaser Common Stock being issued to it pursuant to this Agreement and to form an investment decision with respect thereto, and it and its advisers, if any, have also made such investigation, review, examination and inquiry concerning Purchaser and its business and affairs as they have deemed appropriate;

4.33.3. is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

4.33.4. recognizes that an investment in Purchaser is speculative and involves certain risks and such party has taken full cognizance of and understands and can evaluate all of the risks of the investment in the Purchaser Common Stock being issued to it pursuant to this Agreement;

4.33.5. has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of such party’s investment in Purchaser;

4.33.6. understands that the shares of Purchaser Common Stock in the Consideration are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such party to acquire the shares of Purchaser Common Stock being issued to it pursuant to this Agreement; and

4.33.7. understands that, neither Purchaser nor any other Person has any obligation or intention to effect the registration of the shares of Purchaser Common Stock being issued to it pursuant to this Agreement for sale, transfer or disposition by such party under the Securities Act, or applicable state securities laws and any other applicable Law, or to take any action or provide any information (including, without limitation, the filing of reports or the publication of information required by Rule 144) which would make available any exemption from the registration requirements of the Securities Act or applicable state securities laws and any other Applicable Law.

Section 4.34.     Statements and Other Documents Not Misleading. Neither this Agreement, including all schedules and exhibits, nor any other document, Financial Statement, or other instrument heretofore or hereafter furnished by any Additional Party or the Company to Purchaser in connection with the Contemplated Transactions contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact, to Company’s Knowledge, which is reasonably likely to have a Material Adverse Effect on the Company, the Business or the Contemplated Transactions that has not been disclosed to Purchaser on or prior to the date hereof in connection with the Contemplated Transactions.

Section 4.35.     Anti-Terrorism Laws.

4.35.1. None of the Additional Parties, the Company or, to Company’s Knowledge, any of their Affiliates, is in violation of any Applicable Laws relating to terrorism or money laundering (the “Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, signed into law October 26, 2001 (the “USA Patriot Act”).

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4.35.2. None of the Company, the Additional Parties or, to Company’s Knowledge, any of their Affiliates, is any of the following:

(a)       a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(b)       a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)       a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(d)       a Person that is named as a “specially designated national and blocked person” on the most current list published by the USA Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

4.35.3. None of the Additional Parties, the Company or, to Company’s Knowledge, any of their Affiliates, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.35.2(b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 4.36.     Anti-Bribery.

4.36.1. None of the Additional Parties, the Company, or any of their Affiliates, have:

(a)       violated any Anti-Corruption Laws;

(b)       directly or indirectly made any offer, payment, promise to pay, or authorized payment, or offered a gift, promised to give, or authorized the giving of anything of value to any Government Official or any other person while knowing or having reason to know that all or a portion of such money, gift or thing of value will be offered, paid or given, directly or indirectly, to any Government Official, for the purpose of (i) improperly influencing an act or decision of the Government Official in his or her official capacity, (ii) inducing the Government Official to do or omit to do any act in violation of the lawful duty of such official, (iii) securing an improper advantage, or (iv) improperly inducing the Government Official to use his or her influence to affect or influence any act or decision of a government or instrumentality, in order to assist the Company, its Affiliates or the Business.

4.36.2. None of the employees, directors, officers, agents or principals of the Company or the Business is a Government Official.

4.36.3. For purposes of this Section 4.36:

(a)       “Anti-Corruption Laws” means, both collectively and separately, any anti-corruption, anti-bribery or similar governmental ethics and transparency laws that have particular jurisdiction or that govern or apply to any Additional Party, the Company, or the Business in any general manner, including, without limitation, the US Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

(b)       “Government Official” means any officer, employee or other person acting in an official capacity for any government department, agency or instrumentality, including state-owned or state-controlled companies, and public international organizations, as well as a political party or official thereof or candidate for political office.

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Article 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and as of the Closing Date.

Section 5.1.         Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, having all requisite corporate power and authority to perform its obligations under this Agreement.

Section 5.2.         Authority. Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and each of the Transaction Documents to which it is a party and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by it of the Contemplated Transactions have been duly authorized by all necessary limited-liability company action on the part of Purchaser. This Agreement and each of the Transaction Documents to which Purchaser is a party have been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the Company and the Additional Parties constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by the Bankruptcy and Equity Exceptions.

Section 5.3.         Conflict with other Instruments; Absence of Restrictions. The execution, delivery and performance of this Agreement and each of the Transaction Documents, and the consummation of the Contemplated Transactions, by Purchaser do not and will not: (a) result in a Default of or under (i) any of the terms of the organizational documents of Purchaser, or (ii) any law, Permit, Court Order or material Contract applicable to or binding upon Purchaser; or (b) (1) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any material Contract or Permit to which Purchaser is a party or by which it, or any of its respective properties or assets, is bound, or (2) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any material Contract or Permit to which Purchaser is a party or by which it, or any of its respective properties or assets, is bound.

Section 5.4.         Government Approvals. No Consent of any Governmental Entity is required (a) for the execution, delivery and performance by Purchaser of this Agreement or any of the Transaction Documents to which Purchaser is a party, or (b) in connection with Purchaser’s consummation of the Contemplated Transactions.

Section 5.5.         No Brokers. Purchaser is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Contemplated Transactions.

Section 5.6.         Purchaser SEC Documents. Purchaser has filed with or furnished to the SEC all forms, reports, statements, certifications and other documents required to be filed by it with the SEC since January 1, 2020 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Purchaser SEC Documents”). As of their respective effective dates (in the case of Purchaser SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Purchaser SEC Documents), Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Documents, and none of Purchaser SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Subsidiary of Purchaser is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act. Each of the audited consolidated financial statements and unaudited consolidated financial statements of Purchaser included in Purchaser SEC Documents (including the related notes and schedules), as of their respective effective dates (in the case of Purchaser SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Purchaser SEC Documents), complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the SEC), were prepared in accordance with GAAP and applicable accounting requirements and published rules and regulations of the SEC consistently applied during the periods involved (except (i) with respect to financial statements included in Purchaser SEC Documents filed as of the date of this Agreement, as may be indicated in the notes thereto, or (ii) as permitted by the rules and regulations of the SEC, including Regulation S-X), and fairly present in all material respects the consolidated financial position of Purchaser and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown therein.

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Section 5.7.         Valid Issuance of Purchaser Shares. Upon its receipt of the Purchaser Common Stock, the Company will acquire good and valid title to such Purchaser Common Stock, free and clear of all Encumbrances (other than any Encumbrances or other restrictions set forth, or described, in this Agreement). The Purchaser Common Stock will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

Section 5.8.         No Additional Representations. Except for the representations and warranties contained in this Article 5, neither Purchaser nor any other Person makes any express or implied representation or warranty on behalf of Purchaser, and Purchaser hereby disclaims any representations, warranties or other statements made by it or any of its direct or indirect directors, equity holders, subsidiaries, Affiliates or representatives with respect to the subject matter hereof.

Article 6
ADDITIONAL COVENANTS

Section 6.1.         Further Assurances.

6.1.1.       Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, or advisable under Applicable Laws, to consummate and make effective the Contemplated Transactions, including, but not limited to, the Company’s causing the satisfaction of the conditions set forth in Section 7.2 and Purchaser’s causing the satisfaction of the conditions set forth in Section 7.1.

6.1.2.       If, at any time after the Closing, any party reasonably determines that further action is necessary to effectuate the Contemplated Transactions, the other parties shall take or cause to be taken all such action as may be reasonably requested and execute, deliver and file, or cause to be executed, delivered and filed, all such documentation as may be reasonably requested.

Section 6.2.         Fulfillment of Agreements. The Company shall conduct the Business in such a manner that at the Closing Date the representations and warranties contained in Article 4 shall be true and correct as though such representations and warranties were made on, as of, and with reference to the Closing Date.

Section 6.3.         Standstill. From the date hereof through the Closing (or, if earlier, the date of termination of this Agreement in accordance with Section 7.3), (a) the Company shall not sell or otherwise transfer, or grant any rights with respect to, any of its assets (other than sales of assets in the ordinary course of day-to-day business consistent with past practices and that are specifically permitted by this Agreement) to any other Person. In addition, from the date hereof through the Closing (or, if earlier, the date of termination of this Agreement in accordance with Section 7.3), the Company and the Additional Parties shall not, and shall not cause or permit any of their respective officers, directors, managers, employees, representatives or agents, to, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, any Person or group of Persons (other than Purchaser and its agents and representatives) concerning any acquisition of an equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of the Company or any disposition of any of their respective ownership or other interests in the Company (other than pursuant to the Contemplated Transactions) (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing. The Company and the Additional Parties shall promptly communicate to Purchaser the terms of any Acquisition Proposal which any of them may receive.

Section 6.4.         Conduct of Business Pending Closing. From and after the date hereof through the time immediately preceding the Closing, and unless Purchaser (in its sole discretion) shall otherwise agree in writing, the Company covenants and agrees that:

6.4.1.       Ordinary Course. The Business will be conducted only in the ordinary course of business, consistent with past practices, including in respect of customer billing.

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6.4.2.       Preservation of Business. The Company will use commercially reasonable efforts to:

(a)       preserve its present business operations, organization and goodwill;

(b)       preserve the present relationships with its customers, suppliers, vendors, service providers, insurance carriers, brokers, agents, personnel and others having business relations with it;

(c)       preserve intact the material assets and properties related to the Business;

(d)       confer with Purchaser prior to implementing operational decisions not contemplated by this Agreement that will involve the expenditure of an amount equal to or exceeding $5,000; and

(e)       keep in full force and effect, without amendment, and comply with all Permits, certificates, Licenses, approvals and authorizations required, to Company’s Knowledge, under all Applicable Laws in connection with the Business and the Company, and comply with all Applicable Laws.

6.4.3.       Material Actions. Without limiting the generality of the foregoing, the Company will not, without the prior written consent of Purchaser:

(a)       amend its Charter Documents in a manner that will affect the Business, the Purchased Assets or the Contemplated Transactions;

(b)       change its authorized or issued Securities or issue any rights or options to acquire Securities;

(c)       authorize for issuance, issue, deliver, sell, redeem, pledge, dispose of or grant (A) any Securities; (B) any Securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such Securities or (C) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(d)       enter into any Contract or commitment related to the Business, the Purchased Assets or the Assumed Liabilities the performance of which may extend beyond the Closing, except those entered in the ordinary course of business consistent with past practices and which would not or could not reasonably be expected to have a Material Adverse Effect;

(e)       increase the base salary, commission, bonus or other incentive compensation for any employee, except as required under any Employee Plan as in effect on the date hereof (and that have been disclosed to Purchaser);

(f)       enter into, adopt, amend or terminate any Material Contract;

(g)       enter into any employment, severance, consulting or similar Contract or arrangement with any Person which is not terminable at will without penalty or Liability on the part of the Company or modify or terminate any employment, severance, consulting or similar Contract;

(h)       incur, create, assume or suffer to exist any restriction, Encumbrance, tenancy, encroachment, covenant, condition, right-of-way, easement, Claim, charge or other matter adversely affecting title on any of its assets other than Permitted Encumbrances;

(i)       accelerate the collection of any of the Acquired Accounts Receivable;

(j)       delay the payment of any of its accounts payable or other Liabilities;

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(k)       waive or surrender any rights related to any pending or threatened Litigation to the extent affecting the Business, the Company, the Purchased Assets or the Assumed Liabilities;

(l)       make, change or revoke any Tax election or enter into any Contract or arrangement with respect to Taxes, change any annual tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns, file claims for Tax refunds, enter into any closing agreement as described in Section 7121 of the Code or analogous provision of other Tax law, settle any Tax claim, audit or assessment, surrender any right to claim a Tax refund, offset of other reduction in Tax liability or take any other action that would have the effect of increasing the Tax liability or reducing any Tax asset of the Company;

(m)       incur any Indebtedness for Borrowed Funds;

(n)       loan, advance funds or make an investment in or capital contribution to any Person;

(o)       take any action that would make any representation or warranty of the Company set forth in Article 4 inaccurate;

(p)       take any action or commit any omission that could reasonably result in (A) a material delay in the Contemplated Transactions or (B) a Material Adverse Effect;

(q)       enter into any Contract or commitment giving any Person an option, right of first refusal or other similar right with respect to the assets of the Company;

(r)       enter into any Related Party Agreement;

(s)       waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar Contract;

(t)       take any action or omit to take any action that would result in the occurrence of any event described in Section 4.31;

(u)       take any action or omit to take any action which will result in a violation of any Applicable Law;

(v)       fail to maintain and keep in full force and effect all insurance on assets and property or for the benefit of the Company, all liability and other casualty insurance and all bonds on personnel presently carried, fail to present all claims under such insurance policies in a proper and timely manner or breach any obligation under such insurance policies;

(w)       guaranty any obligation of or agree to indemnify any Person;

(x)       except as required to comply with Applicable Law, amend, modify or terminate any Employee Plan without the express written consent of Purchaser or as otherwise contemplated by this Agreement;

(y)       incur any Liability outside of the ordinary course of business consistent with past practices; or

(z)       authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

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Section 6.5.         Employees.

6.5.1.       In Purchaser’s sole discretion, Purchaser may extend, or cause its Affiliates to extend, employment or other service offers to one or more Business Employees in addition to the Additional Parties, with such terms and conditions to be determined by Purchaser in its sole discretion. The Company shall reasonably cooperate with Purchaser in connection with the foregoing, and shall terminate the employment or other service of each Business Employee (including each Additional Party) who has received such an offer, with such termination effective no later than the date immediately preceding the Closing Date. The Business Employees who accept Purchaser’s (or its Affiliate’s) offer of employment and commence employment with Purchaser or its Affiliate (including the Additional Parties) shall be referred to herein as “Transferred Employees”.

6.5.2.       The Company shall retain sponsorship of, and shall retain and indemnify and hold harmless Purchaser and its Affiliates against, all Liabilities related to employment, termination of employment, compensation or employee benefits of any nature (including, but not limited to any Liabilities or obligations under the Employee Plans), whether arising before, on or after the Closing, that are with respect to Business Employees and Transferred Employees (provided that with respect to Transferred Employees such Liabilities would consist only of such Liabilities incurred on or prior to the Closing Date), or any other former or current employees or contractors of the Company, or the beneficiaries of any such individuals (the “Excluded Employee Liabilities”). Purchaser and its Affiliates shall not assume sponsorship of, contribute to or maintain, or have any Liability with respect to, the Employee Plans. For the avoidance of doubt, any and all Liabilities (including statutory or contractual severance benefits and change in control payments or transaction bonuses) arising as a result of the actual or constructive termination of a Business Employee’s employment with the Company as a result of the transactions contemplated by this Agreement, whether or not such individual becomes a Transferred Employee, shall be considered Excluded Employee Liabilities. All vacation days and other paid time off accrued but not taken by Transferred Employees on or prior to the Closing Date shall also be considered Excluded Employee Liabilities and such Liabilities shall be paid solely by the Company.

6.5.3.       Nothing contained in this Section 6.5, whether express or implied, may be construed to (i) create any Third Party beneficiary or other rights in any person other than the parties to this Agreement, (ii) constitute an establishment, amendment, modification or termination of, or an undertaking to establish, amend, modify or terminate, any Employee Plan, or other benefit or compensation plan, (iii) prohibit or limit the ability of the Company, Purchaser or any of their respective Affiliates to establish, amend, modify or terminate any Employee Plan, or other benefit or compensation plan, or (iv) create any obligation on the part of Purchaser or any of its Affiliates, as applicable, to continue to employ or engage for the performance of services any person (including any Transferred Employee), or to limit the ability of Purchaser or any of its Affiliates to terminate the employment or service of any person at any time for any or no reason.

Section 6.6.         Access to Information.

6.6.1.       Prior to Closing. Prior to the Closing, the Company shall provide Purchaser’s accountants, counsel, and other representatives access to all of the Company’s employees, books, contracts, commitments, records, properties (including, if requested, access to accounting software of the Business) and such other information as are related to the Business, the Company, the Purchased Assets or the Assumed Liabilities. Such access shall be upon reasonable advance notice and during business hours. During such hours, the Company shall furnish to Purchaser all such information concerning the Business, the Company and the Company’s assets.

6.6.2.       Post-Closing. Following the Closing, Purchaser shall provide the Company’s accountants, counsel, and other representatives access, for any proper purpose, to all of Purchaser’s books, contracts, commitments, records, properties (including, if requested, access to accounting software of the Business) and such other information to the extent related to the Purchased Assets or the Assumed Liabilities prior to the Closing Date. Such access shall be upon reasonable advance notice and during business hours. During such hours, Purchaser shall furnish to the Company all such information concerning the Purchased Assets and the Assumed Liabilities. The Company and the Additional Parties shall cooperate with Purchaser in the preparation of any document or the provision of information related to or respecting the Purchased Assets, the Company, this Agreement or the transactions contemplated by this Agreement that is required to be included in any document filed with or furnished to the SEC (whether such filed or furnished document is required to have been filed or furnished in connection with this Agreement and the transactions contemplated hereby or not).

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Section 6.7.         Public Announcements. Except as required by law, none of the Additional Parties, the Company or Purchaser shall issue or make any press release or other public statements with respect to this Agreement or the Contemplated Transactions to employees, customers, distributors, suppliers, vendors or other Persons except and unless such release, statement or announcement has been jointly approved by the Company and Purchaser (which approval shall not be unreasonably, withheld or delayed). The Company and Purchaser will consult with each other concerning the means by which the employees, customers, suppliers and vendors of the Company and other Persons having dealings with the Company will be informed of the Contemplated Transactions. Without limiting the foregoing, the Company and the Additional Parties acknowledge and agree that a representative of Purchaser will be allowed to be present at the time disclosure of this transaction is made to the Business Employees.

Section 6.8.         Supplemental Information. From time to time prior to the Closing, the Company will promptly deliver to Purchaser in writing any information which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in any Schedule or which is necessary to correct any information in any Schedule which has been rendered inaccurate thereby. No supplement or amendment shall have any effect for the purpose of determining (i) satisfaction of the conditions to Closing set forth in Section 7.2 hereof, (ii) the compliance by any Person with the covenants set forth herein, or (iii) whether the Company or the Additional Parties shall have breached any representation or warranty contained herein.

Section 6.9.         Restrictive Covenants.

6.9.1.       Confidentiality. The Company and the Additional Parties recognize and acknowledge that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company. As a result, from and after the Closing, the Company and the Additional Parties will not, without the prior written consent of Purchaser, for any reason divulge to any third party or use for its own benefit, or for any purpose other than the exclusive benefit of Purchaser and Purchaser’s Affiliates, any Confidential Information. Notwithstanding the foregoing, if the Company or any Additional Party (or any of their Affiliates) is compelled to disclose Confidential Information by Court Order, to the extent permitted by Applicable Laws, the Company or applicable Additional Party shall promptly so notify Purchaser so that Purchaser may seek a protective order or other assurance that confidential treatment of such Confidential Information shall be afforded, and the Company or the applicable Additional Party shall reasonably cooperate with Purchaser and Purchaser’s Affiliates in connection therewith. If the Company or the applicable Additional Party (or any of their Affiliates) is so obligated by Court Order to disclose Confidential Information, it or they, as applicable will disclose only the minimum amount of such Confidential Information as is necessary for such Person to comply with such Court Order. For purposes of this Section 6.9.1, “Confidential Information” shall mean nonpublic information concerning the terms of this Agreement and the other Transaction Documents, financial data, strategic business plans, product development (or other proprietary product data), customer lists and requirements, marketing plans and other nonpublic, proprietary and confidential information relating to the Business, the Purchased Assets, the Assumed Liabilities or the Company.

6.9.2.       Acknowledgements. The Company and the Additional Parties acknowledge that the restrictive covenants set forth in this Section 6.9 and in the Company Restrictive Covenant Agreement (the “Restrictive Covenants”) are reasonable and necessary to protect the legitimate interests of Purchaser and Purchaser’s Affiliates, that the duration and scope of the Restrictive Covenants are reasonable given the global geographic scope of the Business, and that Purchaser would not enter into this Agreement but for the agreement of such parties to be bound by the Restrictive Covenants. The Company and the Additional Parties also acknowledge that any Claim that the Company or any Additional Party may have against Purchaser shall not constitute a defense to the enforcement by Purchaser of the Restrictive Covenants. The Restrictive Covenants are independent of any other provision in this Agreement and of any other promise made to the Company or any Additional Party.

6.9.3.       Accounting. If the Company, any Additional Party or any of their Affiliates breach any of the Restrictive Covenants, Purchaser or its Affiliates, as applicable, will have the right and remedy to require such breaching party to account for and pay over to Purchaser or his Affiliates, as applicable, all compensation, profits, monies, accruals, increments or other benefits derived or received by such breaching party as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to Purchaser and its Affiliates under law or in equity or as otherwise set forth in this Agreement.

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6.9.4.       Extension of Restricted Period. If the Company or any Additional Party or any of their Affiliates breaches Section 6.9 in any respect, the restrictions contained in that section as against such breaching party will be extended for a period equal to the period that such breaching party was in breach.

Section 6.10.     Judicial Modification of Covenants. If any covenant contained in this Agreement or any part thereof is hereafter construed by a court having jurisdiction to be invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to modify such covenant to the least extent necessary to render it enforceable and, in its modified form, said covenant shall then be enforceable and, in the event any provision is deemed invalid or unenforceable, each party will request such modification by the applicable court. Neither the Company nor any Additional Party shall assert that such restrictions should be eliminated in their entirety by such court.

Section 6.11.     Tax Matters. Notwithstanding Section 1.2.3, if any jurisdiction requires Purchaser to file a Tax Return with respect to any Purchased Asset or the Business for a Straddle Period, the parties agree that the amount of Taxes attributable to the portion of the Straddle Period up to and including the Closing Date (the “Interim Period”) shall be determined by (i) in the case of Taxes not based on income, receipts or expenses, multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the Interim Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (ii) in the case of Taxes based on income, receipts or expenses, such Taxes shall be allocated to the Interim Period based on a closing of the books method as of the close of business on the Closing Date.

Section 6.12.     Transfer Taxes. The Company shall file all Tax Returns with respect to Transfer Taxes with respect to the Contemplated Transactions and shall, as promptly as reasonably practicable after Closing, pay all such Transfer Taxes arising out of or in connection with the Contemplated Transactions.

Section 6.13.     Cooperation on Tax Matters. The Parties shall, and shall each cause its Affiliates to, cooperate in (i) providing any information reasonably necessary to allow Purchaser or the Company to comply with any information reporting contained in the Code or other Applicable Laws with respect to the Purchase Assets and/or the Assumed Liabilities; (ii) providing certificates or forms, and timely executing any Tax Return, as reasonably requested, that may be necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax; and (iii) providing records and information that are reasonably relevant to any audit, litigation or other Tax proceeding with respect to the Purchased Assets and/or the Assumed Liabilities. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information reasonably relevant to any such Tax Returns, Tax liability, or audit or other proceeding. Each Party will retain all Tax Returns and related records and materials of Company for the Tax periods first ending after the Closing Date and for all prior Tax periods until the expiration of the applicable statute of limitations (and, to the extent the other Party reasonably requests, any extensions thereof) for the Tax periods to which the Tax Returns and other records and materials relate, and abide by any applicable record retention agreements entered into with any Governmental Authority. Thereafter, the Party holding such Tax Returns or related records or materials may dispose of them provided that such Party shall give the other Party the notice in accordance with Section 9.2 prior to doing so, and if the other Party so requests allow the other Party to take possession or make copies of such Tax Returns or related records or materials. Each Party shall make its employees reasonably available on a mutually convenient basis (at the cost of the party requesting access to such employees) to provide explanation of any documents or information so provided.

Section 6.14.     Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser; provided that such waiver will not relieve any Party of any obligation such Party may have to indemnify for any obligations and liabilities related to any Taxes of the Company for any taxable period and Taxes related to the Business or the Acquired Assets for any taxable period (or portion thereof) ending on or before the Closing Date (including Taxes attributable to an Interim Period under Section 6.11), including any such Taxes that become an obligation or liability of Purchaser as a transferee or successor or pursuant to any Applicable Law.

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Section 6.15.     Customer and Supplier Inquiries; Accounts Receivable; Name; Dissolution.

6.15.1.       Within 10 Business Days following the Closing, (i) none of the Company nor any of its respective Affiliates will use or operate under the name “Prevacus, Inc.” or any variation or modification thereof, (ii) the Company will take all actions necessary to cause the name of “Prevacus, Inc.” to be changed to a name that is not similar to or in any manner subject to confusion with its present name, including without limitation filing with the appropriate agency of the State of Delaware a certificate of amendment effecting such name change to exclude “Prevacus,” and (iii) the Company will suspend its use of, and will facilitate Purchaser’s full operation of, all domain names associated with the Business, including but not limited to prevacus.com.

6.15.2.       Following the Closing and for a period of one year thereafter: (i) the Company shall use commercially reasonable efforts to refer to Purchaser all customer, supplier, employee regulatory or other inquiries or correspondence concerning or relating to the Business and the Purchased Assets after the Closing Date; and (ii) Purchaser shall use commercially reasonable efforts to refer to the Company all inquiries and correspondence concerning or relating to the Company or the Company’s business or operations other than the Business after the Closing Date.

6.15.3.       The Company shall (and shall cause its Affiliates to) promptly remit to Purchaser all payments and invoices received after the Closing Date to the extent related to the Purchased Assets or the Assumed Liabilities, and Purchaser shall (and shall cause its Affiliates to) promptly remit to the Company all payments and invoices received after the Closing Date to the extent related to the Excluded Assets or the Excluded Liabilities. From and after the Closing, Purchaser shall have the right and authority to collect for its own accounts all items that are included in the Purchased Assets and to endorse with the names of the Company any checks or drafts received with respect to any such items. From and after the Closing, the Company shall use commercially reasonable efforts to assist with Purchaser’s reasonable requests related to the collection of the Acquired Accounts Receivable.

6.15.4.       After the Closing Date and for a period of 2 years thereafter, the Company shall, and shall cause its Affiliates, to refer all inquiries regarding the Business to Purchaser.

6.15.5.       The Company agrees that it shall not take any action which shall constitute the dissolution or liquidation of the Company until the later of (a) the date that is two years after the Closing Date and (b) the time of the final resolution of the last remaining claim outstanding under Article 8.

Section 6.16.     Company Stockholder Approval. The Company shall obtain, in accordance with the relevant provisions of Applicable Law, the Company Stockholder Approval.

Section 6.17.     Restricted Securities. The Company acknowledges that the shares of Purchaser Common Stock being issued hereunder are subject to significant restrictions on transfer as imposed by state and federal securities laws.

Section 6.18.     Future Purchaser Financings. In the event the Purchaser conducts a financing or offering within the twelve months after the Closing Date in which the net proceeds to the Purchaser are in excess of $5,000,000, the Purchaser shall apply at least $1,500,000 of such net proceeds toward funding a Phase I Clinical Trial for PRV-02 sponsored by Purchaser or an Affiliate thereof.

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Section 6.19.     Product Books and Record. The Company shall transfer to Purchaser on the Closing Date (or as soon as reasonably practicable after the Closing Date) the Product Books and Records and the Regulatory Information that are (a) accessible by the Company or an Affiliate, and (b) reasonably identifiable and reasonably separable from other books and records of the Company. To the extent that the Company is unable to transfer any such Product Books and Records and Regulatory Information on the Closing Date, the Company shall use commercially reasonable efforts to deliver such Product Books and Records and Regulatory Information to Purchaser (i) with respect to any such Product Books and Records and Regulatory Information that are in hard copy format, within 30 days following the Closing Date and (ii) with respect to any such Product Books and Records and/or Regulatory Information that are in an electronic format, within 30 days following the date on which Purchaser has established systems that are compatible with the relevant electronic format to facilitate such delivery; provided, however, that if Purchaser fails to establish such systems within 12 months of the Closing, the Company’s obligation to transfer such Product Books and Records to Purchaser in electronic format shall expire. The Company may transfer copies or originals of the Product Books and Records and Regulatory Information at its election, unless Purchaser reasonably requests an original copy of any such Product Books and Records and Regulatory Information.

Section 6.20.     Regulatory Matters.

6.20.1.       Transfer of Governmental Authorizations. The Company shall use commercially reasonable efforts to assign to Purchaser all of the Company’s right, title, obligations and interest existing in and to the Transferred Governmental Authorizations on the Closing Date, and Purchaser shall assume such right, title, obligations and interest from the Company upon the Company’s assignment of the Transferred Governmental Authorizations. On the Closing Date, each of the Company and Purchaser shall execute and deliver to the FDA the Company FDA Transfer Letters and the Purchaser FDA Transfer Letters, as the case may be, and to other appropriate Governmental Authorities in the United States such documents and instruments of conveyance as necessary and sufficient to effectuate the transfer of each Transferred Governmental Authorization to Purchaser under Applicable Law on the Closing Date or as soon as possible if the Transferred Governmental Authorizations are assigned after the Closing.

6.20.2.       Governmental Authority Contacts. Purchaser and the Company shall promptly give written notice to the other upon becoming aware of any action by, or notification or other information which it receives (directly or indirectly) from, any Governmental Authority in the United States (together with copies of correspondence related thereto), which (A) raises any material concerns regarding the safety or efficacy of the products of the Company, (B) which indicates or suggests potential material liability for either party to third parties arising in connection with the such products, or (C) which indicates a reasonable potential for a need to initiate a recall, market withdrawal or similar action; in each case with respect to the products sold by the Company on or prior to the Closing Date or products sold by Purchaser using any of the names and logos of the Company and all of its Affiliates.

6.20.3.       Product Complaints. From and after the Closing, Purchaser shall be solely responsible for responding to any complaint regarding the products of the Company that is received by either Purchaser or the Company after the Closing Date from any source and for investigating and analyzing such complaint and making required reports to FDA, regardless of whether the products involved were sold by the Company or Purchaser.

Section 6.21.     Incentive Plan. Purchaser shall prepare, authorize and implement an equity incentive plan pursuant to which any equity securities to be issued to Dr. VanLandingham and Mr. Lewandowski shall be made (the “Incentive Plan”) and file a “Registration Statement on Form S-8” relating to such Incentive Plan (the “Form S-8”) with the SEC within one (1) year of the date of closing.

Section 6.22.     Restrictive Covenant Agreement. Dr. VanLandingham and Mr. Lewandowski agree to and shall reduce to writing a Restrictive Covenant Agreement by and between each of them individually and the Purchaser restricting the Company and each of them individually from working on brain-related drugs and/or devices for the pendency of their agreements with the Purchaser. The Company shall agree to a Restrictive Covenant Agreement under similar terms.

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Article 7
CONDITIONS TO THE CLOSING

Section 7.1.         Conditions to Obligations of the Additional Parties and the Company. The obligations of the Additional Parties and the Company to consummate the Contemplated Transactions will be subject to the fulfillment (or waiver in writing by the Company), at or prior to the Closing, of each of the following conditions:

7.1.1.       The representations and warranties of Purchaser set forth in Article 5 (i) which are qualified by materiality will be true and correct in all respects and (ii) which are not qualified by materiality will be true and correct in all material respects, in each case on and as of the Closing as if made on the Closing Date.

7.1.2.       All the covenants contained in this Agreement to be performed or complied with by Purchaser on or before the Closing will have been performed or complied with in all material respects.

7.1.3.       No Governmental Authority will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Contemplated Transactions illegal or otherwise restraining or prohibiting the consummation of such transactions.

7.1.4.       No suit, Claim, cause of action, arbitration, investigation or other proceeding contesting, challenging or seeking to alter or enjoin or adversely affect the Contemplated Transactions, will be pending or threatened.

7.1.5.       Purchaser shall have delivered the items to be delivered by Closing under Section 3.4.

Section 7.2.         Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Contemplated Transactions will be subject to the fulfillment (or waiver in writing by Purchaser), at or prior to the Closing, of each of the following conditions:

7.2.1.       The representations and warranties of the Additional Parties and the Company set forth in Article 4 (i) which are qualified by materiality will be true and correct in all respects and (ii) which are not qualified by materiality will be true and correct in all material respects, in each case on and as of the Closing as if made on the Closing Date.

7.2.2.       All the covenants contained in this Agreement to be performed or complied with by the Additional Parties and/or the Company on or before the Closing will have been performed or complied with.

7.2.3.       No Governmental Authority will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Contemplated Transactions illegal or otherwise restraining or prohibiting the Contemplated Transactions or that threatens to compel Purchaser to divest itself of the Purchased Assets or the Assumed Liabilities, or restrict or limit Purchaser’s use of, any of the Company’s properties or assets.

7.2.4.       No suit, Claim, cause of action, arbitration, investigation or other proceeding contesting, challenging or seeking to alter or enjoin or adversely affect the Contemplated Transactions, will be pending or threatened.

7.2.5.       The Additional Parties and/or the Company (as applicable) shall have obtained the written consent, waiver, authorization or approval (in form and substance acceptable to Purchaser) of all landlords, customers, vendors, suppliers, Governmental Authorities or other Persons necessary to consummate the Contemplated Transactions, including, but not limited, to the Required Consents. The Additional Parties and/or the Company (as applicable) shall have delivered the foregoing consents to Purchaser.

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7.2.6.       The Company Stockholder Approval shall have been obtained.

7.2.7.       No event, occurrence, fact, condition, change, development or effect shall have occurred that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in any Material Adverse Effect.

7.2.8.       The Company shall have provided Purchaser evidence satisfactory to Purchaser that all Indebtedness shall have been paid and any liens on the Purchased Assets shall have been released (or any lienholder shall have authorized Purchaser to release such liens following the Closing), including, but not limited to, the Tax Liens.

7.2.9.       The Company shall have provided Purchaser evidence satisfactory to Purchaser that all Indebtedness shall have been paid regarding the Amex Lien.

7.2.10.       The Form S-8 shall have been declared effective by the SEC.

7.2.11.       The Company and each Additional Party shall have delivered the items to be delivered by Closing under Section 3.2 and Section 3.3, respectively.

Section 7.3.         Termination.

7.3.1.       This Agreement may be terminated (whether before or after Company Stockholder Approval has been obtained) (a) at any time by mutual written agreement of the parties, or (b) in whole and not in part by Purchaser or the Company (on behalf of the Additional Parties) by written notice to the other party if the conditions set forth in Article 7 hereof shall not have been complied with or performed or if the Closing has not taken place on or prior to February 28, 2021 (or such later date as the parties may hereafter mutually agree to in writing), provided the terminating party is not otherwise in Default under this Agreement in any material respect and the terminating party shall not have materially breached any of its representations, warranties, covenants or agreements contained herein.

7.3.2.       Except as otherwise set forth in this Section 7.3.2, in the event of a termination of this Agreement by any party as provided in Section 7.3.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, the Company, the Additional Parties or their respective Affiliates, officers or directors; provided, however, that (i) the provisions of Section 7.3.1, Section 9.6 and Article 8 and the confidentiality obligations of the parties under the Share Exchange Agreement shall remain in full force and effect and survive any termination of this Agreement and (ii) no party hereto shall be relieved or released from any liabilities or damages (whether at law or in equity) arising out of its breach of any representation, warranty, covenant or agreement set forth in this Agreement.

7.3.3       If this Agreement is terminated by either Party or fails to Close by the Closing Date for any reason, or expires, the Company shall return One Million (1,000,000) common stock shares the Company received from the Master Agreement signed in 2019. The shares shall be returned within seven days of termination or expiration, to Empire Transfer Agent in Nevada with instructions to cancel the shares or return the shares to Purchaser treasury.

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Article 8
INDEMNIFICATION

Section 8.1.         Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall survive the consummation of the Contemplated Transactions (and any examination or investigation by or on behalf of any party hereto) until the date that is two years following the Closing Date (the “General Survival Date”), provided, however, that the representations and warranties set forth in (i) Section 4.1 (Organization; Good Standing), Section 4.3 (Power and Authority), Section 4.6 (Title to and Adequacy of Tangible Assets), Section 4.10 (Intellectual Property), Section 4.12 (Regulatory Matters), Section 4.16 (Governmental Authorizations; Compliance with Laws; Permits), Section 4.23 (No Brokers), Section 4.36 (Anti-Bribery), Section 5.1 (Organization and Standing), Section 5.2 (Authority) and Section 5.5 (No Brokers) shall survive indefinitely, and (ii) Section 4.8 (Tax Matters), Section 4.13 (Environmental Matters) and Section 4.15 (Labor and Employment Matters) shall survive until the date that is 30 days following the date that the applicable statute of limitations (including any extension thereof) expires (each such date, including the General Survival Date, being a “Survival Date”); and provided, further, that if any notice of a Claim by a Purchaser Indemnified Party, a Company Indemnified Party (as defined in Section 8.3), or any Third Party shall have been given prior to the applicable Survival Date, the representations and warranties that are the subject of such notice shall survive until such time as such Claim is finally resolved.

Section 8.2.         Indemnification by the Company and the Additional Parties. The Company and each Additional Party, jointly and severally, agrees to defend, indemnify and hold harmless Purchaser and each of Purchaser’s officers, directors, employees, members, shareholders, representatives, attorneys, agents, subsidiaries and Affiliates (each, a “Purchaser Indemnified Party”) from and against any Claims or Damages arising out of, resulting from, or in connection with: (i) any misrepresentation or breach of any representation or warranty made by any Additional Party and/or the Company in this Agreement; (ii) the failure of any Additional Party or the Company to perform or observe in all respects any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; (iii) any Liability of or Claim against Purchaser relating to the operation of the Business prior to the Closing Date whether or not incurred prior to the Closing, which is not an Assumed Liability under Section 1.3; (iv) any Indebtedness of the Company, (v) any Transaction Fees, (vi) any Liability of or Claim against Purchaser in any way related to any Employee Plan which Liability or Claim arose or is any way related to any period of time prior to Closing, (vii) any Excluded Liability, Excluded Employee Liability or Liability arising from any Excluded Asset, (viii) any Tax imposed on or relating to (A) the Company with respect to any taxable period or portion thereof ending on or before the Closing Date, (B) the Company as a transferee or successor, or by contract, to the extent that the Taxes or the events or transactions giving rise to the Taxes are with respect to any taxable period or portion thereof ending on or before the Closing Date, and (C) another Person for which the Company is liable pursuant to Applicable Law as a result of the Company’s relationship with such other Person in a taxable period or portion thereof ending on or before the Closing Date, (ix) any Encumbrances with respect to Acquired Assets as set forth in Section 4.8.3, (x) any Liabilities which arise out of or relate to the matters listed on Schedule 4.9, (xi) any Liabilities of, Claims by, or Claims against (A) PreSolMD, LLC, (B) any Subsidiary, or (C) or any other Person in which the Company or any of the Additional Parties has an interest, and (xii) any Liabilities arising in connection with (A) the due authorization and approval of the Contemplated Transactions by the Company, (B) the governance of the Company, (C) any distributions of Excluded Assets or proceeds from the Contemplated Transactions to the Company Stockholders, or (D) any other Claims of Company Stockholders.

Section 8.3.         Indemnification by Purchaser. Purchaser agrees to defend, indemnify and hold harmless the Company and each of the Company’s Affiliates, heirs, successors, assigns, attorneys, agents and representatives (each, a “Company Indemnified Party”), from and against any Claims or Damages arising out of, resulting from, or in connection with: (i) any misrepresentation or breach of any representation or warranty made by Purchaser in this Agreement; and (ii) the failure of Purchaser to perform or observe any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement.

Section 8.4.         Third-Party Claims. In the event that a Company Indemnified Party or Purchaser Indemnified Party becomes aware of a Third-Party claim which such Indemnified Party believes may result in Damages for which such Indemnified Party would be entitled to indemnification pursuant to this Article 8 (a “Third-Party Claim”), the procedures to be followed with respect to the defense or settlement of such Third-Party Claim shall be as follows:

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8.4.1.       Such Indemnified Party shall promptly notify the Company (who shall receive such notice, to the extent applicable, on behalf of all Additional Parties) or Purchaser, as the case may be (the “Indemnifying Party Representative”), of such Third Party Claim. No delay in notifying such Indemnifying Party Representative of such Third-Party Claim in accordance with the terms of this Agreement shall affect an Indemnified Party’s rights, unless (and then only to the extent that) such Indemnifying Party Representative or Purchaser or any Additional Party, as the case may be, are actually prejudiced thereby. The Indemnifying Party Representative, at the sole expense of the party from whom indemnification is sought (the “Indemnifying Party”), may assume the defense thereof with counsel reasonably acceptable to the Indemnified Party by written notice to the Indemnified Party provided within 20 days of the Indemnifying Party’s receipt of the notice of claim. The Indemnified Party may participate in the defense of such claim that is defended by such Indemnifying Party Representative with co-counsel of its choice; provided, however, that the fees and expenses of the Indemnified Party’s counsel shall be paid by such Indemnified Party unless (i) such Indemnifying Party Representative has agreed in writing to pay such fees and expenses or (ii) a claim shall have been brought or asserted against the Indemnified Party as well as the Indemnifying Party, and the Indemnified Party shall have reasonably determined that there are one or more factual or legal defenses available to it that are in conflict with those that are available to the Indemnifying Party, in which case such co-counsel shall be at the expense of the Indemnifying Party. Assuming the defense of such claim shall constitute an admission by the Indemnifying Party that such claim is a proper or valid claim for indemnification, but shall not constitute an admission by the Indemnifying Party, as to the amount of the Damages asserted in the Claim.

8.4.2.       The Indemnifying Party Representative shall have full right to enter into any compromise or settlement that is dispositive of the matter involved; provided, however, that (i) except for the settlement of a Third Party Claim (A) that involves no obligation of any Indemnified Party other than the payment of money for which indemnification in full is provided hereunder or (B) that is related to Taxes, the Indemnifying Party Representative shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnified Party; and (ii) the Indemnifying Party Representative may not consent to entry of any judgment or enter into any settlement in respect of a Third Party Claim that does not include an unconditional release of the Indemnified Party from all liability in respect of such Third Party Claim; provided further, that, if in the reasonable judgment of the Indemnified Party it would be materially harmed or otherwise prejudiced by not entering into a proposed settlement or compromise and the Indemnifying Party Representative refuses to enter into such settlement or compromise, the Indemnified Party may enter into such settlement or compromise, but such settlement or compromise shall not be conclusive as to the existence or amount of the liability of Indemnifying Party or any Third Party.

8.4.3.       If the Indemnifying Party Representative does not so assume control of such defense, the Indemnified Party shall control such defense and the Indemnified Party shall have full right to enter into any compromise or settlement on its behalf that is dispositive of the matter involved.

8.4.4.       The party controlling such defense shall keep the other party advised of the status of such proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

8.4.5.       Notwithstanding anything to the contrary contained herein, no provision of this Article 8 shall be construed to limit, re-characterize or otherwise modify those Liabilities that are Excluded Liabilities.

Section 8.5.         Recovery From Escrow Account.

8.5.1.       The Escrow Account shall be available to compensate each of the Purchaser Indemnified Parties for any Damages suffered or incurred by each such Purchaser Indemnified Party for which such Purchaser Indemnified Parties are entitled to indemnification by any party pursuant to Article 8. Upon the determination that such Purchaser Indemnified Party is entitled to indemnification for Damages hereunder, then, such number of shares of Purchaser Common Stock (rounded up or down to the nearest whole share) determined pursuant to Section 8.6 (the “Indemnity Cancelled Purchaser Stock”) shall be returned to Purchaser, deemed to be cancelled and all rights the Company may have to such Purchaser Common Stock shall be extinguished. Purchaser and the Company shall promptly inform the Escrow Agent of the number of shares of Indemnity Cancelled Purchaser Stock and shall take such action as is necessary to have the Escrow Agent promptly return to Purchaser certificates representing such number of shares of Indemnity Cancelled Purchaser Stock.

8.5.2.       All claims for recovery for any Damages from the Escrow Account shall be made pursuant to and in accordance with, and governed by the terms of, the Escrow Agreement and Section 8.6.2.

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8.5.3.       Purchaser may (but is not obligated to) satisfy any portion of indemnification obligations of the Company by setting off any such Claims against any unpaid Milestone Payments due to the Company, as applicable.

Section 8.6.         Distribution of Escrow Fund.

8.6.1.       Subject to the requirements of this Agreement, the Escrow Account shall remain in existence until the Escrow Termination Date (the “Escrow Period”). Upon the expiration of the Escrow Period, the Escrow Purchaser Shares remaining in the Escrow Fund shall promptly be delivered to the Company as provided in the Escrow Agreement; provided, however, that at the conclusion of the Escrow Period, any portion of the Escrow Fund that is the subject of an unresolved or unsatisfied claim for Damages (including potential future Damages pursuant to pending Claims or Third-Party Claims) that has been made by Purchaser in accordance with the Escrow Agreement prior to the Escrow Termination Date shall remain in the Escrow Account until such claims have been finally and fully resolved or satisfied in accordance with the terms of the Escrow Agreement and this Agreement. Purchaser and the Company shall cause the Escrow Agent to deliver the remaining portion of the Escrow Account not required to satisfy such claims to the Company immediately. Deliveries from the Escrow Account to the Company pursuant to this Section 8.6 and the Escrow Agreement shall be made as provided in the Escrow Agreement.

8.6.2.       Except with regard to claims for indemnification pursuant to Section 8.2(viii), all calculations intended to determine the number of Purchaser Common Stock applicable to a particular claim for indemnification under this Article 8 shall be made using the Release Date Share Value as of the date any Escrow Purchaser Shares are to be released to the Company or returned to Purchaser and deemed cancelled and all calculations shall be rounded up or down to the nearest whole share. Calculations intended to determine the number of shares of Purchaser Common Stock applicable to a claim for indemnification under Section 8.2(viii) shall be made using the Closing Date Share Value.

Section 8.7.         Adjustments to Consideration8.7.1.. All indemnification payments under this Article 8 shall be treated as adjustments to the Consideration for Tax purposes, except as otherwise provided by Applicable Law.

Article 9
GENERAL PROVISIONS

Section 9.1.         Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder without the prior written consent of each other party and any purported assignment without such consent will be void, provided, however that (A) Purchaser shall be entitled to assign, in its sole discretion, any or all of its rights, interests and obligations hereunder (i) to any Affiliate of Purchaser, or (ii) in connection with a sale of all or substantially all of the assets or capital stock of Purchaser, and (B) following Closing, the Company shall be entitled to assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Purchase or to any Affiliate of Purchaser.

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Section 9.2.         Notices. All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and shall be delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by facsimile (with a copy mailed or sent by courier service not later than the next Business Day), or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

If to Purchaser:

Odyssey Group International, Inc.

2372 Morse Avenue

Irvine, CA 92614

Attention: Michael Redmond, Chief Executive Officer

Email: michael@odysseygi.com

With a copy to:

Brinen & Associates, LLC

90 Broad Street, Tenth Floor

New York, New York 10004

Attn: Joshua D. Brinen, Esq.

Telephone (212) 330-8151

Facsimile (212) 227-0201

Email: jbrinen@brinenlaw.com

If to the Company:

Prevacus, Inc.

1400 Village Square Boulevard, Unit 3

Tallahassee, FL 32312

Attention: Jacob VanLandingham

If to Dr. VanLandingham:

Jacob VanLandingham, Ph.D.

Prevacus, Inc.

1400 Village Square Boulevard, Unit 3

Tallahassee, FL 32312

850-544-2962

If to Mr. Lewandowski:

Michael Lewandowski

10191 Lake Grove Dr.

Odessa, FL 33556

727-692-6196

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or to such other address or facsimile number as the party entitled to receive such notice may, from time to time, specify in writing to the other party. Following Closing, notices to the Company shall be sent to Purchaser at the address above (with copies to those listed to be copied with Purchaser). Any such notice shall be deemed given when actually received by the Person to whom notice is being given personally, when receipt is confirmed by telephone or answer-back of any notice given by facsimile, on the second day after dispatch by overnight courier service promising next day delivery (or on the day after the scheduled delivery date if next day delivery is not scheduled) or on the fifth day after mailing if sent postage prepaid by first class mail. In the event that any action or performance shall be due hereunder on a Saturday, Sunday or any legal holiday observed in New York, New York, the time for such action or performance shall be extended until the end of the next Business Day.

Section 9.3.         Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” and I references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any matter noted or referenced on any Schedule to this Agreement shall be deemed to be disclosed under each and every part, category or heading of that Schedule and all other Schedules, and shall be deemed to qualify the representations and warranties of the Company in this Agreement, if (i) a cross reference to such other Schedule to this Agreement is made, or (ii) it is reasonably apparent on its face and without any investigation that the disclosed matter, document or item would relate to other representations or warranties or the matters covered thereby. References to Purchaser Common Stock, Escrow Purchaser Shares, Closing Date Share Value and Release Date Share Value shall be automatically adjusted, if there occurs a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Purchaser Common Stock prior to the Closing Date (or a record date for any such transaction occurs prior to the Closing Date).

Section 9.4.         Severability. If any provision contained in this Agreement or any part of any such provision is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remainder of such provision or any other provision, which shall be given full effect, without regard to invalid provisions or the invalid portions thereof, as the case may be, and the parties intend that any court having jurisdiction shall modify any such provision to the least extent necessary to render it enforceable and, in its modified form, said provision shall then be enforceable.

Section 9.5.         No Third-Party Beneficiaries. Except as contemplated by Article 8 of this Agreement, this Agreement is for the sole benefit of the parties hereto, their successors and any permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.6.         Expenses. The parties hereto shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the Contemplated Transactions, whether or not the Contemplated Transactions are consummated.

Section 9.7.         Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing duly executed by each of the parties hereto. Any term or provision of this Agreement may be waived at any time (whether before or after Company Stockholder Approval has been obtained) by the party entitled to the benefit thereof by a written instrument duly executed by such party. Any waiver so granted will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

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Section 9.8.         Governing Law.

Section 9.8.1 This Agreement and any claims arising out of relating to this Agreement, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.

Section 9.8.2 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEVADA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PARTIES AND THE ADDITIONAL PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 9.8.3 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES OR THE ADDITIONAL PARTIES HERETO HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY DOCUMENT, THE PURCHASE AND SALE OR THE NEGOTIATION, TERMS OR PERFORMANCE HEREOF OR THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES HERETO. THE PARTIES HERETO FURTHER AGREE TO IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING AND ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 9.8.4 Service of Process: Each party and the Additional Parties hereto hereby consents to service of process in any action between any of the Parties or the Additional Parties hereto arising in whole or in part under or in connection with this Agreement, any document related to, or the negotiation, terms or performance hereof or thereof, (a) in any manner permitted by Nevada law or (b) by overnight delivery by a nationally recognized courier service at the respective address specified in this Agreement, and waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

Section 9.9.         Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or PDF (or other electronic transmission), each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 9.10.     Construction of Agreement. This Agreement has been negotiated by Purchaser, on the one hand, and the Additional Parties and the Company, on the other hand, all of which have legal counsel, and the parties hereto waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement, certificate or document will be construed against the party drafting such agreement, certificate or document.

Section 9.11.     Entire Agreement. This Agreement, the Exhibits and the Schedules hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral.

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Section 9.12.     Calculation of Time. Except as specified herein, all periods of time shall include all days that are not Business Days including Saturday, Sundays and days on which banks are required or authorized by law to be closed in Los Angeles, California; provided that, if the last day to perform any act or give notice falls on a day which is not a Business Day, then such act or notice shall be timely performed if given on the next succeeding Business Day.

Section 9.13.     Expenses, Costs, Attorneys’ Fees. Should any litigation be commenced concerning, in connection with or relating to this Agreement, the sale and purchase of the Business, the Contemplated Transactions or the rights and duties of any party with respect to any of them, except as otherwise expressly contemplated herein, each party shall bear its own expenses, costs and attorneys’ fees incurred in connection with such litigation.

Section 9.14.     Specific Performance. Each of the parties hereto hereby acknowledges and agrees that the other parties may be damaged irreparably in the event that any of the material provisions of this Agreement are not substantially performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in addition to any other remedy to which they may be entitled pursuant hereto.

[remainder of page intentionally blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on the date first above written.

PURCHASER:

Odyssey Group International, Inc.

By:	_______________________________
Name:
Title:

COMPANY:

PREVACUS, INC.

By:	_______________________________
Name:
Title

ADDITIONAL PARTIES:

_______________________________
Michael Lewandowski

_______________________________
Jacob VanLandingham, Ph.D.

[Signature Page to Asset Purchase Agreement]

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Exhibits

Exhibit A Defined Terms

Exhibit B Revived US Patents

Exhibit C Revived Foreign Patents

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Exhibit A

Defined Terms

The following terms shall have the meanings as ascribed to them or referenced below (such terms shall be equally applicable to both the singular and plural forms of the terms defined):

“Acquired Accounts Receivable” shall have the meaning set forth in Section 1.1.1.

“Acquisition Proposal” shall have the meaning set forth in Section 6.3.

“Affiliate” means, with respect to a particular party, any Person controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of greater than 25% or more of the voting stock or other equity interest shall be deemed to constitute control.

“Allocation Statement” shall have the meaning set forth in Section 2.8.

“Amex Lien” shall have the meaning set forth in Section 1.4.11.

“Anti-Corruption Laws” shall have the meaning set forth in Section 4.36.3.

“Anti-Terrorism Laws” shall have the meaning set forth in Section 4.35.1.

“Applicable Law(s)” means all foreign, federal, state, local, municipal or other statutes, laws, codes, ordinances, regulations, rules and other provisions having the force or effect of law, and all judicial and administrative orders, writs, injunctions, awards, judgments, decrees and determinations, applicable to a specified Person or to such Person’s assets, properties or business, including all Health Laws.

“Assigned Contracts” shall have the meaning set forth in Section 1.1.3.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 3.2.2

“Assumed Liabilities” shall have the meaning set forth in Section 1.1.3.

“Bankruptcy and Equity Exceptions” shall have the meaning set forth in Section 4.3.1.

“Business” shall have the meaning set forth in the Background.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Business Employees” shall have the meaning set forth in Section 4.15.1.

“Cash” means cash in the bank less any outstanding checks to the extent that the amounts to be paid by such checks have reduced accounts payable, plus (i) deposits in transit to the extent there has been a reduction of receivables on account thereof, (ii) any held checks to the extent that the amounts to be paid by such checks have been included in accounts payable and (iii) petty cash.

“Cash Equivalents” means marketable direct obligations or securities issued by, or guaranteed by, the United States government (or any agency thereof), any state, commonwealth or territory of the United States (or any agency, political subdivision or taxing authority thereof) or by any foreign government, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits, commercial paper, securities backed by standby letters of credit issued by any commercial bank, money market or similar funds, in each case, with maturities of one year or less from the date of acquisition.

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“CERCLA” shall have the meaning set forth in the below definition for “Environmental Law”.

“Change of Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) of more than 50% of the voting power represented by the then outstanding equity securities of Purchaser, (ii) the sale or other disposition of all or substantially all the assets of Purchaser, or (iii) the liquidation or dissolution of Purchaser.

“Charter Documents” means an entity’s certificate or articles of incorporation or formation, bylaws, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, operating agreement, certificate of limited partnership, joint venture agreement or similar document(s) governing the entity along with any and all amendments, exhibits, schedules and appendices to any of the foregoing.

“Claim” means any and all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, controversies, Damages, judgments, executions, losses, expenses, claims, and demands.

“Closing” shall have the meaning set forth in Article 3.

“Closing Date” shall have the meaning set forth in Article 3.

“Closing Date Share Value” means the average of the closing price of the Parent Common Stock reported by the OTCQB market for the ten trading days immediately prior to the Closing Date.

“Closing Share Consideration” shall have the meaning set forth in Section 2.1.1.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. Any reference to the Code shall automatically include a reference to any subsequent or successor internal revenue code or law.

“Company’s Knowledge” or “Knowledge of the Company” or any reference as to whether the Company “knows” or has “knowledge” of a given fact, circumstance or condition means the actual knowledge of any of Michael Lewandowski, Jacob VanLandingham, Ph.D., and any other director or officer of the Company and the knowledge such Persons would have had after reasonable inquiry.

“Company FDA Transfer Letters” shall mean the letters from the Company to the FDA, duly executed by the Company (and any Affiliate of the Company, as applicable), notifying the FDA of the transfer of the rights to the Transferred Governmental Authorizations to Purchaser.

“Company Restrictive Covenant Agreement” shall have the meaning set forth in Section 3.2.12.

“Company Stockholders” means, collectively, the holders of the Company’s capital stock.

“Company Stockholder Approval” shall have the meaning set forth in Section 4.3.3.

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“Computer Software” means all computer software (including source and object code), owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., order processing, manufacturing, process control, design, shipping, etc.), all computer operating security or programming software, owned or licensed, and all documentation relating to any of the foregoing, excluding COTS Software.

“Confidential Information” shall have the meaning set forth in Section 6.9.1.

“Consideration” means the Closing Share Consideration, plus the Milestone Consideration, if any, plus the Escrow Purchaser Shares, as adjusted after Closing in accordance with this Agreement.

“Contemplated Transactions” means the sale and purchase of the Purchased Assets and the Assumed Liabilities hereunder and the transactions ancillary thereto.

“Contemplated Transactions” shall have the meaning set forth in Section 1.5.2.

“Contract” means any written or oral contract, agreement, understanding, License, lease, plan, instrument or other document, commitment, obligation, arrangement, undertaking, practice or authorization that is or may be binding on any Person or its property under Applicable Laws.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Copyrights” means rights arising from or in respect to copyrights and copyrightable works (whether registered or unregistered), applications and renewals for registration thereof, mask works and registrations and applications for registration or renewals thereof, including copies and tangible embodiments (in whatever form or medium) thereof whether protected, created or arising under the laws of the United States or any other jurisdiction.

“COTS Software” means software that is readily obtainable by the Company under “shrink wrap,” “click wrap” other “click through” or standard form licensing agreement without material cost or expense.

“Court Order” means any judgment, writ, decree, injunction, order, award or ruling of any Governmental Authority or other authority that is binding on any Person or its property under any Applicable Laws.

“Customer Contracts” means all Contracts which provide for the sale or supply of products and/or the performance of services by the Company relating to the Business; provided, however, that the term Customer Contracts shall also include all purchase orders (or series of purchase orders with the same customer) pursuant to which (i) the Company has any outstanding obligations, and (ii) the Company has received or will receive consideration.

“Damages” means any and all losses, Liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including but not limited to reasonable attorneys’, accountants’, and experts’ fees, disbursements, and other costs and expenses actually incurred in pursuing or defending Claims).

“DEA” shall mean the United States Drug Enforcement Agency.

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“Default” means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration.

“Delivery Device” means the device the Company is developing to deliver PRV-001 and PRV-002.

“Employee Plan” means (i) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and (ii) any other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, profits interest, employment, severance, salary continuation, termination, change of control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any current or former employee, director, officer or independent contractor of the Company or under which the Company or any ERISA Affiliate has or could incur Liability (contingent or otherwise).

“Encumbrance” means any pledge, lien (including but not limited to liens for Taxes), collateral assignment, security interest, mortgage, title retention, conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or right to use, or any other encumbrance of any kind whatsoever, including but not limited to any restriction on (i) the voting of any security, (ii) the transfer of any security or other asset, (iii) the receipt of any income derived from any asset, (iv) the use of any asset, and (v) the possession, exercise or transfer of any other attribute of ownership of any asset.

“Environmental Claims” means any and all administrative or judicial actions, suits, orders, claims, liens, notices, investigations, violations or proceedings related to any applicable Environmental Law or any Environmental Permit brought, issued or asserted by a Governmental Authority or Third Party for compliance, Damages (including natural resource damages), penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or for personal injury or property damage resulting from the release of a Hazardous Material at, to or from any facility or property of the Company or any facility or property at which the Company disposed or arranged for the disposal or treatment (with a transporter or otherwise) of Hazardous Materials, including but not limited to the employees of the Company seeking damages for exposure to Hazardous Materials.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, or common law in effect and in each case as amended as of the date hereof and the Closing Date, relating to (i) the protection of the environment or natural resources, (ii) human health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. § 651 et seq., or (iii) the handling, use, recycle, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 3808 et seq.

“Environmental Permit” means any permit, License, approval, authorization or consent required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

A-4

“ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is treated with the Company as a single employer within the meaning of Section 414 of the Code.

“Escrow Account” shall have the meaning set forth in Section 2.3.

“Escrow Agent” means Empire Stock Transfer Inc., a Nevada corporation.

“Escrow Agreement” shall have the meaning set forth in Section 2.3.

“Escrow Purchaser Shares” means 700,000 shares of Purchaser Common Stock.

“Escrow Termination Date” means the date that is 1 year following the Closing Date.

“Exchange Act” shall have the meaning set forth in Section 5.6.

“Excluded Assets” shall have the meaning set forth in Section 1.2.

“Excluded Employee Liabilities” shall have the meaning set forth in Section 6.5.2.

“Excluded Contracts” shall have the meaning set forth in Section 1.2.2.

“Excluded Liabilities” shall have the meaning set forth in Section 1.4.

“Executive Order” shall have the meaning set forth in Section 4.35.1.

“Financial Statements” means, collectively, the Year-End Financial Statements and the Interim Financial Statements.

“FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

“Form S-8” shall have the meaning set forth in Section 6.21.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis with that applied in, and utilizing the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology used in, the preparation of the audited Financial Statements.

“General Survival Date” shall have the meaning set forth in Section 8.1.

“Governmental Authority” any foreign, federal, state, local or other court or governmental agency, body or commission, or any other regulatory or governmental authority.

“Government Official” shall have the meaning set forth in Section 4.36.3.

“Hazardous Material” means any hazardous, toxic or radioactive substance, material or waste which is regulated as of the Closing Date by any state or local governmental authority or the United States of America, including but not limited to any material or substance that is: (A) defined as a “hazardous substance”, “regulated substance” or “solid waste” under applicable state law, (B) petroleum, petroleum products or waste oil, (C) asbestos, (D) designated as a “hazardous substance” pursuant to section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321), (E) defined as a “hazardous waste” pursuant to section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), (F) defined as a “hazardous substance” pursuant to section 101 of the CERCLA, (G) defined as a “regulated substance” pursuant to section 9001 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6991) or (H) otherwise regulated under the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq., the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801 et seq., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. § 11001 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C. § 300(f) et seq., and the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.

A-5

“Health Laws” shall mean any Law relating to healthcare, including, as amended from time to time, any such Law pertaining to: (i) the research, development, testing, production, manufacture, transfer, distribution, approval, labeling, marketing, pricing, third party reimbursement or sale of drugs, biological products and medical devices, including the United States Food, Drug, and Cosmetic Act and the United States Public Health Service Act; (ii) any federal health care program (as such term is defined in 42 U.S.C. § 1320a-7b(f)), including those pertaining to providers of goods or services that are paid for by any federal health care program (as such term is defined in 42 U.S.C. § 1320a-7b(f)), including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (iii) transparency reports and reporting of certain financial relationships with health care providers, including the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (iv) any federal health care offenses (as such term is defined in 18 U.S.C. § 24(a)), and violations of, or conspiracies to violate 18 U.S.C. §§ 287, 371, 664, 666, 669, 1001, 1027, 1035, 1341, 1347, 1343, 1518 and 1954; (v) the privacy and security of patient-identifying health care information, including the Health Insurance Portability and Accountability Act (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act; (vi) the Comprehensive Drug Abuse Prevention and Control Act of 1970 and any amendments thereto; (vii) The Controlled Substances Act and any amendments thereto; and (viii) all related rules and regulations of each of (i) through (vii), and equivalent applicable Laws of other Governmental Authorities.

“Incentive Plan” shall have the meaning set forth in Section 6.21.

“IND” means an Investigational New Drug Application as defined in the FDC Act or United States Public Health Services Act, as each may be amended from time to time, or any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto) or any similar foreign application.

“Indebtedness” means, in relation to the Company the aggregate amount of its borrowings and other financial indebtedness in the nature of borrowings as of the Closing Date including but not limited to: (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments or debt Securities and warrants or other rights to acquire any such instruments or Securities, (iii) all obligations under conditional sale or other title retention agreements relating to property or assets of the Company, (iv) all indebtedness secured by any mortgage, lien, pledge, or other Encumbrance on property owned or acquired, whether or not the obligations secured thereby have been assumed, (v) all lease obligations which are required to be capitalized in accordance with GAAP, (vi) all obligations issued or assumed as the deferred or contingent purchase price of property or services (excluding ordinary course trade obligations to creditors for raw materials, inventory and supplies), (vii) all obligations under interest rates, currency, swap or other hedging transactions (valued at the termination value thereof, assuming termination on the Closing Date), (viii) all drawn letters of credit issued for the account of the Company, (ix) all obligations secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired, (x) all obligations arising from cash/book overdrafts or in connection with any guarantee by the Company or any Additional Party, (xi) payables associated with capital investments, (xii) all trade payables aged greater than ninety (90) calendar days; and (xiii) all accrued and unpaid interest, fees, expenses, breakage costs, premiums and other amounts payable or obligations on any of the foregoing items.

“Indemnified Parties” shall mean, as applicable, the Purchaser Indemnified Parties and the Company Indemnified Parties.

“Indemnifying Party” shall have the meaning set forth in Section 8.4.1.

“Indemnifying Party Representative” shall have the meaning set forth in Section 8.4.1.

“Indemnity Cancelled Purchaser Stock” shall have the meaning set forth in Section 8.4.1.

“Independent Contractors” shall have the meaning set forth in Section 4.15.1.

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“Intellectual Property” means collectively, all U.S. and foreign Copyrights, Patents, Trademarks, Intellectual Property Licenses, Software, computer systems and related proprietary documentation, Trade Secrets and all other proprietary information and similar intangible rights.

“Intellectual Property Assets” means all Intellectual Property that is owned by the Company and used in or necessary for the conduct of the Business as currently conducted.

“Intellectual Property Assignments” shall have the meaning set forth in Section 3.2.3

“Intellectual Property Licenses” means any Contracts by which the Company (i) receives any right to use or receive benefit from a third party’s Intellectual Property; (ii) grants a third party the right to use the Company’s Intellectual Property; or (iii) receives any royalty or other consideration in exchange for the grant of any right in the Company’s Intellectual Property.

“Interim Balance Sheet Date” means [June 30, 2020].

“Interim Balance Sheet” means the unaudited balance sheet of the Company as of the Interim Balance Sheet Date.

“Interim Financial Statements” means, collectively, the Interim Balance Sheet and the unaudited statements of operations and statement of cash flows of the Company for the six-month period ended on the Interim Balance Sheet Date.

“Interim Period” shall have the meaning set forth in Section 6.11.

“Inventory” shall have the meaning set forth in Section 1.1.2.

“IRS” means the Internal Revenue Service.

“Key Accounts” shall have the meaning set forth in Section 4.19.

“Lewandowski Agreement” shall have the meaning set forth in Section 3.3.2.

“Lewandowski Restricted Stock Agreement” shall have the meaning set forth in Section 3.3.2.

“Liability” means any liability, Indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, whether accrued or unaccrued, absolute or contingent, direct or indirect, matured or unmatured, determined or determinable, known or unknown, due or to become due, liquidated or unliquidated, including but not limited to those arising under any law, action or governmental order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licenses” means any Permits, licenses, franchises, registrations, certificates, variances, exemptions, consents, approvals, clearances and other authorizations granted by any Governmental Authority.

“Litigation” means any action, suit, arbitration, mediation, administrative or other proceeding, criminal prosecution, claim or governmental investigation or inquiry.

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“Master Agreement for a Joint Venture” shall have the meaning set forth in the Background.

“Material Adverse Effect” means any change or effect that is, or is reasonably likely to be, materially adverse to the Business, the Company, or the operations, properties, assets, prospects, liabilities, financial conditions, results of operations, or cash flow, of the Company, or the Company’s ability to consummate the Contemplated Transactions.

“Material Contract(s)” shall have the meaning set forth in Section 4.11.1.

“Multiemployer Plan” shall have the meaning set forth in Section 4.15.9.

“NDA” means a New Drug Application or a Biologics License Application, as applicable, as defined in the FDC Act or United States Public Health Services Act, as each may be amended from time to time, or any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto) or any similar foreign application.

“Non-Dilutive Financing” means any financing or offering of securities by Purchaser that (i) does not involve the issuance, grant, sale or conveyance of equity securities of Purchaser or securities or other instruments convertible, exchangeable or exercisable into equity securities of the Purchaser and (ii) the proceeds of which shall be used exclusively for the development of PRV-001 or PRV-002.

“OFAC” shall have the meaning set forth in Section 4.35.2.

“Patents” means rights arising from or in respect to all national, regional and international patents and patent applications, including provisionals, divisions, continuations, continuations-in-part, additions, re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing as well as any patent disclosures and inventions, draft patent applications and foreign versions of the foregoing whether protected, created or arising under the laws of the United States or any other jurisdiction.

“Permit” means, with respect to any Person, any License, permit (including, any Environmental Permit), authorization, approval, clearance, certificates of authority, registration, franchise, right, Order, qualification, variance (including zoning variances), easement, rights-of-way or similar consent or certificate granted or issued to such Person.

“Permitted Encumbrances” means (i) liens for Taxes, assessments or similar charges to the extent not yet due and payable; and (ii) liens of mechanics, materialmen, warehousemen, carriers, or other like liens securing obligations incurred in the ordinary course of the Business.

“Person” means any natural person, partnership, corporation, limited-liability company, proprietorship, association, joint venture, trust, unincorporated organization or other legal entity.

“Phase I Clinical Trial” means a clinical trial of any pharmaceutical product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by a Governmental Authority, including all tests and studies that are required by the FDA from time to time, pursuant to law or otherwise, including the trials referred to in 21 C.F.R. §312.21(a), as amended.

“Phase Ib Clinical Trial” means a Phase I clinical trial of any pharmaceutical product, the principal purpose of which is to determine the optimal safe dose through dose escalation.

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“Phase II Clinical Trial” means a clinical trial of any pharmaceutical product, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by a Governmental Authority, from time to time, pursuant to Applicable Law or otherwise, including all tests and studies that are required by the FDA from time to time, pursuant to law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.

“Phase III Clinical Trial” means a human clinical trial of a product in an indicated patient population that is designed to establish that such product is safe and efficacious for its intended use and to provide adequate data and information for inclusion in product labeling, which trial is intended to support marketing approval of such product, including all tests and studies that are required by the FDA from time to time, pursuant to law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c), as amended.

“Privacy Laws” shall have the meaning set forth in Section 4.10.4.

“Privacy Policies” shall have the meaning set forth in Section 4.10.4.

“Property” shall have the meaning set forth in Section 4.6.

“Proprietary Information” means at any date, any information of a Person, that is not already generally available to the public (unless such information has entered the public domain and become available to the public through fault on the part of the Party to be charged hereunder), which constitute trade secrets, personally identifiable financial information, or personal health information under governing law, including: (i) financial information, including information set forth in internal records, files and ledgers, or incorporated in profit and loss statements, fiscal reports and business plans; (ii) all financial data, pricing terms, information memoranda and due diligence reports relating thereto; (iii) technology and ecommerce strategies, business plans and implementations, inventions, algorithms, computer hardware, software and applications (including but not limited to any Computer Software); (iv) all internal memoranda and other office records, including electronic and data processing files and records; (v) regulatory data packages including pediatric data package exclusivity extensions or the like; and (vi) any other information constituting a trade secret under the governing trade secrets law.

“PRV-001” means the enantiomer or mirror image of the neurosteroid Progesterone.

“PRV-001 Program” means the Company’s study of PRV-001 [seeking to improve function and lifespan in pediatric disorders where de-myelination and cell death is widespread in the cortex and cerebellum regions of the brain].

“PRV-002” means the enantiomer or mirror image of the neurosteroid 19-Norprogesterone.

“PRV-002 Program” means the Company’s study of PRV-002 [for use in the neurology market].

“Purchaser Common Stock” means Purchaser’s common stock, par value $0.001 per share.

“Purchaser FDA Transfer Letters” shall mean the letters from Purchaser to the FDA, duly executed by Purchaser, notifying the FDA of the transfer of the rights to the Transferred Governmental Authorizations to Purchaser.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 8.2.

“Purchaser SEC Documents” shall have the meaning set forth in Section 5.6.

“Purchased Assets” shall have the meaning set forth in Section 1.1.

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“Real Property” means all real property owned, leased or occupied by the Company or any of its Subsidiaries, together with all buildings, improvements and fixtures located thereon.

“Registered Intellectual Property” means Patents, patent rights, registrations for and applications to register, Trademarks, domain names, and Copyrights.

“Regulatory Information” shall mean (a) all correspondence and submissions between the Company and any Governmental Authority, including the FDA and the DEA, with respect to the Transferred Governmental Authorizations, including any reports, filings, or notices submitted to any Governmental Authority to support, maintain or obtain such Transferred Governmental Authorizations; and (b) records and data from all clinical and pre-clinical studies and trials and any other tests or research conducted or being conducted by or on behalf of the Company and are (i) described or referenced in the Governmental Authorizations, (ii) the subject of a post-marketing requirement as imposed by the FDA or the subject of a post-marketing commitment to the FDA, or (iii) listed on Schedule A; in each case of (a) and (b) to the extent not already in the possession or control of Purchaser. For the avoidance of doubt, Regulatory Information shall include a complete copy of applicable NDAs, INDs, 510(k) or pre-market approval applications.

“Related Party Agreements” means Contracts of the Company with (i) any Additional Party, present or former director, officer, stockholder, equity holder, employee of the Company or Affiliate of any of the foregoing, and (ii) any financial advisors or consultants that requires the payment or incurrence of Liabilities of more than $5,000 annually, or under which there are remaining obligations of either party after the Closing Date, including but not limited to indemnification agreements and any financial advisory, oversight or similar agreement.

“Release” shall have the meaning set forth in Section 3.3.1.

“Release Date Share Value” means the average of the closing price of the Purchaser Common Stock reported by the OTCQB market for the ten trading days immediately prior to fifth trading day prior to a particular date on which Escrow Purchaser Shares are to be released to the Company or returned to Purchaser and deemed cancelled pursuant to this Agreement.

“Relevant Group” shall mean any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

“Required Consent(s)” shall have the meaning set forth in Section 4.4.

“Restrictive Covenants” shall have the meaning set forth in Section 6.9.2.

“Revised Statements” shall have the meaning set forth in Section 2.8.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 5.6.

“Schedule” means the Disclosure Schedules delivered by the Company and Purchaser concurrently with the execution and delivery of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” means, with respect to a Person that is an entity, any shares of capital stock, options, warrants, notes, bonds or other equity or debt securities of such Person which have ever been offered or sold by such Person.

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“Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).

“Share Exchange Agreement” shall have the meaning set forth in the Background.

“Software” means any and all computer software and code, including but not limited to assemblers, applets, compilers, objects, source code, object code, data (including but not limited to image and sound data), design tools and user interfaces, in any form or format, however fixed. Software includes source code listings, programmer’s notes, documentation and any and all other material related to the Software.

“Subsidiary” means a corporation or other entity of which 50% or more of the voting power or value of the equity securities is owned, directly or indirectly, by the Company.

“Survival Date” shall have the meaning set forth in Section 8.1.

“Tangible Personal Property” shall have the meaning set forth in Section 1.1.5.

“Tax” or “Taxes” means (i) all foreign, federal, state, local, municipal and other taxes, duties, charges, fees, contributions, levies or other assessments, including but not limited to income, alternative, add-on minimum income, gross receipts, gains, estimated, franchise, excise, personal property, real estate, property transfer, sales, use, employment, social security, unemployment , insurance, disability, workers compensation license, lease, payroll, service, ad valorem, documentary, severance, stamp, withholding, occupation, recording, value added or transfer taxes, customs taxes and any other taxes (whether payable directly, by withholding or otherwise), together with any interest, fines, penalties, additions to tax, and additional amounts with respect thereto; (ii) any liability for the Taxes of another Person; or (iii) any liability to any other Person for or in respect of any of the foregoing items.

“Tax Liens” shall have the meaning set forth in Section 1.4.11.

“Tax Return” means any return, report, form, information return, declaration, statement, schedule or other similar document (including but not limited to any related or supporting information and estimated or amended returns, reports, forms, information returns, declarations, statements or schedules) and, in each case, any amendment thereof, relating to Taxes.

“Termination Agreement” shall have the meaning set forth in Section 3.2.21.

“Third Party” means any Person other than Purchaser, the Company, the Additional Parties, or an Affiliate of any of the foregoing.

“Third-Party Claim” shall have the meaning set forth in Section 8.4.

“Trademarks” means rights arising from or in respect to trademarks, service marks, trade names, logos, internet domain names and corporate names (whether registered or unregistered, including any applications for registration of the foregoing), trade dress rights and general intangibles of a like nature, industrial or product designs together with all of the goodwill associated therewith, and foreign versions of the foregoing whether protected, created or arising under the laws of the United States or any other jurisdiction.

“Trade Secrets” means rights arising from or in respect to trade secrets and other confidential information including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, concepts, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information whether defined, protected, created or arising under the laws of the United States or any other jurisdiction, which are subject to reasonable efforts under the circumstances to maintain their secrecy and which derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use.

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“Transferred Employee” shall have the meaning set forth in Section 6.5.1.

“Transferred Governmental Authorizations” shall have the meaning set forth in Section 1.1.6.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignments, the Power of Attorney, the Company Restrictive Covenant Agreement, the Release, the VanLandingham Employment Agreement, the VanLandingham Incentive Agreement, the VanLandingham Finder Agreement, the Lewandowski Agreement and all other Contracts, instruments and certificates created in connection with the Contemplated Transactions; provided, however, that, for the avoidance of doubt, the “Transaction Documents” shall not include the Charter Documents of the Company, the books and records of the Company or any other document, instrument or certificate to the extent such other document, instrument or certificate (or any portion thereof or attachment thereto) was not created by the parties hereto in connection with the Contemplated Transactions.

“Transaction Fees” shall mean all amounts due to lawyers, accountants and other professional service providers and all other expenses incurred by or on behalf of the Company in connection with the negotiation of this Agreement and the consummation of the Contemplated Transaction, including, without limitation, any amounts which the Company or any Additional Party may be obligated to pay to any broker, finder or investment banker in connection with, and conditioned upon, the consummation of the Contemplated Transactions or a transaction similar to the Contemplated Transaction.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer and other similar Taxes and fees (including any penalties and interest).

“USA Patriot Act” shall have the meaning set forth in Section 4.35.1.

“VanLandingham Employment Agreement” shall have the meaning set forth in Section 3.3.1.

“VanLandingham Finder Agreement” shall have the meaning set forth in Section 3.3.1.

“VanLandingham Incentive Agreement” shall have the meaning set forth in Section 3.3.1.

“WARN Act” means the Worker Adjustment and Retraining Notification Act.

“Year-End Financial Statements” means the Company’s balance sheets as of December 31, 2017, December 31, 2018 and December 31, 2019, and the related audited statements of operations, changes in stockholders’ equity and cash flow for each of the years then ended.

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EXHIBIT B

REVIVED US PATENTS

[attached]

EXHIBIT C

Revived Foreign Patents

[attached]

Schedule 1.1.3

Contracts, including Intellectual Property Licenses and Contracts related to, PRV-002 and the Delivery Device

Schedule 1.1.4

Intellectual Property Assets for PRV-002 and the Delivery Device including chemical structure and device schematics.

Schedule 1.1.6

Licenses and Permits, including Environmental Permits Transferred

Schedule 1.2.5

Excluded Assets

Schedule 1.3

Excluded Assets

Schedule 4.1

Company’s Jurisdiction

Schedule 4.2

Subsidiaries of the Company

Schedule 4.4

Required Consents of the Company and the Additional Parties

Schedule 4.6.

Permitted Encumbrances

Schedule 4.8.3

Tax Encumbrances

Schedule 4.8.5

Tax Returns

Schedule 4.9

Litigation

Schedule 4.10.1

Intellectual Property of the Company

Schedule 4.10.6

List of all Contracts (including licenses and sublicenses) pertaining to any Company Intellectual Property

Schedule 4.10.11

Company Government Funding

Schedule 4.13

Environmental Matters

Schedule 4.14

Inventory

Schedule 4.15.1

Employees of the Business

Schedule 4.15.2

Independent Contractors of the Business

Schedule 4.15.4

Employee Plans

Schedule 4.15.10

Acceleration Rights Triggered by this Agreement

Schedule 4.17

Licenses used in the operation of the Business

Schedule 4.18

Insurance Policies

Schedule 4.19

Twenty Largest Vendors – Last 12 Months

Schedule 4.21

All Acquired Accounts Receivable of the Company

Schedule 4.23

Brokers

Schedule 4.24

Product or Service Warranties

Schedule 4.25

Product or Service Liabilities

Schedule 4.26

Transaction with Affiliates

Schedule 4.30

Material Changes

Schedule A

Regulatory Information